                                                                       EXHIBIT A


                   AGREEMENT AND PLAN OF MERGER

                               Among

                    UNIFAB INTERNATIONAL, INC.,

                      ATI ACQUISITION, L.L.C.

                                and

               ALLEN TANK, INC., VINCENT J. CUEVAS,
               WALTER L. HAMPTON, WILLIAM A. HINES,
          ALLEN C. PORTER, JR., AND JOSEPH G. WEISBERGER


                     Dated as of July 24, 1998


                         TABLE OF CONTENTS


ARTICLE 1.   DEFINITIONS 1
     Section 1.1 DEFINITIONS 1

ARTICLE 2.  THE CLOSING; THE MERGER; EFFECTS OF THE MERGER 6
     Section 2.1 CLOSING 6
     Section 2.2 THE MERGER 6
     Section 2.3 EFFECTS OF THE MERGER; ARTICLES AND OPERATING AGREEMENT; DIRECTORS AND OFFICERS 6

ARTICLE 3.  MERGER CONSIDERATION; CONVERSION OF SHARES 7
     Section 3.1 CONVERSION OF SHARES 7
     Section 3.2 EXCHANGE OF STOCK CERTIFICATES 7
     Section 3.3 NO FURTHER RIGHTS IN ALLEN COMMON STOCK 8

ARTICLE 4.  REPRESENTATIONS AND WARRANTIES OF THEALLEN SHAREHOLDERS 8
     Section 4.1 OWNERSHIP AND TRANSFER OF SHARES 8
     Section 4.2 INVESTMENT REPRESENTATIONS 9
     Section 4.3 REPRESENTATION; UNIFAB DISCLOSURE DOCUMENTS 9
     Section 4.4 RESTRICTIVE LEGEND 9
     Section 4.5 UNIFAB RELIANCE 10
     Section 4.6 ORGANIZATION 10
     Section 4.7 AFFILIATED ENTITIES 10
     Section 4.8 CAPITALIZATION 10
     Section 4.9 AUTHORITY; ENFORCEABLE AGREEMENTS 10
     Section 4.10 NO CONFLICTS OR CONSENTS 11
     Section 4.11 CORPORATE FORMALITIES; CORPORATE DOCUMENTS, SHAREHOLDER AGREEMENTS AND BOARD OF DIRECTORS 11
     Section 4.12 FINANCIAL STATEMENTS; LIABILITIES 12
     Section 4.13 ABSENCE OF CERTAIN CHANGES OR EVENTS 12
     Section 4.14 CONTRACTS 13
     Section 4.15 PROPERTIES AND LEASES 14
     Section 4.16 VOTING REQUIREMENTS 15
     Section 4.17 SUPPLIERS AND CUSTOMERS 15
     Section 4.18 EMPLOYEE MATTERS 15
     Section 4.19 EMPLOYEE BENEFIT PLANS 16
     Section 4.20 TAX MATTERS 18
     Section 4.21 LITIGATION 20
     Section 4.22 ENVIRONMENTAL COMPLIANCE 21
     Section 4.23 COMPLIANCE WITH LAW; PERMITS 22
     Section 4.24 SAFETY AND HEALTH 23
     Section 4.25 TRANSACTIONS WITH RELATED PARTIES 23
     Section 4.26 BROKER'S AND FINDER'S FEE 23
     Section 4.27 MATERIALITY 23
     Section 4.28 DISCLOSURE 23

ARTICLE 5.  REPRESENTATIONS AND WARRANTIES OF UNIFAB AND SUB 24
     Section 5.1 ORGANIZATION 24
     Section 5.2 CAPITALIZATION 24
     Section 5.3 AUTHORITY; ENFORCEABLE AGREEMENTS 24
     Section 5.4 NO CONFLICTS OR CONSENTS 25
     Section 5.5 SEC DOCUMENTS; FINANCIAL STATEMENTS; LIABILITIES 25
     Section 5.6 LEGALITY OF UNIFAB COMMON STOCK 26
     Section 5.7 TAX MATTERS 26
     Section 5.8 LITIGATION 28
     Section 5.9 COMPLIANCE WITH LAW; PERMITS 28
     Section 5.10 BROKER'S AND FINDER'S FEE 28
     Section 5.11 DISCLOSURE 29

ARTICLE 5A.  REPRESENTATIONS AND WARRANTIES  OF  THEALLEN  SHAREHOLDERS AND
     UNIFAB 29

ARTICLE 6.  PRE-CLOSING COVENANTS 29
     Section 6.1 CONDUCT OF BUSINESS PRIOR TO THE CLOSING DATE 29
     Section 6.2 NO SOLICITATIONS 29
     Section 6.3 PRESS RELEASES 30
     Section 6.4 ACCESS TO INFORMATION AND CONFIDENTIALITY 30
     Section 6.5 CONSULTATION AND REPORTING 30
     Section 6.6 NOTIFICATION OF CHANGES 31
     Section 6.7 SUB MEMBER APPROVAL 31
     Section 6.8 ENVIRONMENTAL DUE DILIGENCE 31

ARTICLE 7.  POST-CLOSING COVENANTS 31
     Section 7.1 RESTRICTIONS ON RESALE 31
     Section 7.2 TAX-FREE REORGANIZATION 32
     Section 7.3 RELEASE AND INDEMNIFICATION OF WILLIAM A. HINES 32

ARTICLE 8.  CLOSING CONDITIONS 32
     Section 8.1 CONDITIONS APPLICABLE TO ALL PARTIES 32
     Section 8.2 CONDITIONS TO UNIFAB'S OBLIGATIONS 32
     Section 8.3 CONDITIONS TO THE OBLIGATIONS OF ALLEN AND THE ALLEN SHAREHOLDERS 33
     Section 8.4 WAIVER OF CONDITIONS 34

ARTICLE 9.  SURVIVAL OF REPRESENTATIONS; INDEMNITY 35
     Section 9.1 POST-CLOSING REMEDIES 35
     Section 9.2 INDEMNIFICATION BY ALLEN SHAREHOLDERS 35
     Section 9.3 INDEMNIFICATION BY UNIFAB 35
     Section 9.4 PROCEDURES 35
     Section 9.5 ESCROW PROCEDURES 36

ARTICLE 10.  TERMINATION 38
     Section 10.1 TERMINATION 38
     Section 10.2 EFFECT OF TERMINATION 38

ARTICLE 11.  MISCELLANEOUS 38
     Section 11.1 NOTICES 38
     Section 11.2 GOVERNING LAW 39
     Section 11.3 COUNTERPARTS 39
     Section 11.4 INTERPRETATION; SCHEDULES 40
     Section 11.5 ENTIRE AGREEMENT; SEVERABILITY 40
     Section 11.6 AMENDMENT AND MODIFICATION 40
     Section 11.7 EXTENSION; WAIVER 40
     Section 11.8 BINDING EFFECT; BENEFITS 41
     Section 11.9 ASSIGNABILITY 41
     Section 11.10 EXPENSES 41
     Section 11.11 GENDER AND CERTAIN DEFINITIONS 41


                         LIST OF SCHEDULES


                         LIST OF EXHIBITS

Exhibit 2.1(b)      Certificate of Merger
Exhibit 3.2(b)      Form of Porter Note
Exhibit 8.2(i)      Form of employment agreement (Allen C. Porter, Jr.)
Exhibit 8.2(j)      Form of noncompetition agreement
Exhibit 8.2(k)      Form of lockup letter agreement
Exhibit 8.2(l)      Form of opinion of Simon, Peragine, Smith & Redfearn, LLP
Exhibit 8.3(d)      Form of Registration Rights Agreement
Exhibit 8.3(e) Form of opinion of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P.
Exhibit 8.3(h)      Form of promissory note


                   AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER (the "Agreement") dated as of July 24, 1998 is by and among UNIFAB International, Inc., a Louisiana corporation ("UNIFAB"), ATI Acquisition, L.L.C., a wholly owned subsidiary of UNIFAB and a Louisiana limited liability company ("Sub"), Allen Tank, Inc., a Louisiana corporation ("Allen") and Vincent J. Cuevas, Walter L. Hampton, William A. Hines, Joseph G. Weisberger (the "Assenting Allen Shareholders") and Allen C. Porter, Jr. ("Porter") (each of the Assenting Allen Shareholders and Porter is an "Allen Shareholder" and collectively they are the "Allen Shareholders").

                       W I T N E S S E T H :

     WHEREAS, the respective Boards of Directors of UNIFAB, Sub and Allen deem it desirable to merge Allen with and into Sub (the "Merger") with the result that the corporate existence of Allen shall cease and Sub shall be the Surviving Entity;

     NOW, THEREFORE, in consideration of the representations, warranties and covenants contained herein, the parties agree as follows:

                      ARTICLE 1   DEFINITIONS

     Section 1.b DEFINITIONS.   As  used  in  this Agreement, the following
terms when capitalized have the meanings indicated.

     "Affiliate" has the meaning ascribed by Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     "Agreement" means this Agreement and Plan of Merger, including the Schedules and Exhibits hereto, all as amended or otherwise modified from time to time.

     "Allen Audited Financial Statements" means the audited balance sheets and related statements of income, retained earnings and cash flow, and the related notes thereto of Allen for the periods ended on the Saturdays nearest December 31, 1996 and 1997, respectively.

     "Allen Common Stock" means the shares of Allen common stock, no par value per share.

     "Allen  Financial  Statements"  means  the  Allen  Audited   Financial
Statements and the Allen Interim Financial Statements, collectively.

     "Allen Interim Financial Statements" means the unaudited balance sheet, and the related unaudited statements of income, retained earnings and cash flows of Allen for the six periods, ended June 13, 1998.

     "Allen Latest Balance Sheet" means the latest balance sheet of Allen included in the Allen Interim Financial Statements.

     "Allen  Shareholder"  and  "Allen   Shareholders"  have  the  meanings
assigned to them in the Preamble.

     "Allen Shareholder Representative" has  the  meaning assigned to it in
Section 9.5(b).

     "Allen Tax Year" means the taxable period beginning December 28, 1997 and ending on the Closing Date.

     "Applicable Law" has the meaning assigned to it in Section 4.10(a).

     "Assenting Allen Shareholders" has the meaning assigned to it in the Preamble.

     "Benefit Arrangement" means any employment, severance or similar contract, or any other contract, plan, policy or arrangement (whether or not written) providing for compensation, bonus, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangement), health or medical benefits, disability benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) that
(a)  is  maintained, administered or contributed  to  by  the  employer  or
(b) covers any employee or former employee of the employer.

     "Business Day" means a day other than a Saturday, a Sunday or a day on which national banks or the NASDAQ Stock Market are or is closed.

     "Certificate  of  Merger"  has  the  meaning assigned to it in Section
2.1(b).

     "Closing" and "Closing Date" have the  meanings  assigned  to  them in
Section 2.1(a).

     "Closing Shares" has the meaning assigned to it in Section 3.1(b)(i)

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Effective Date" has the meaning assigned to it in Section 2.1(b) hereof.

     "Effective Time" has the meaning assigned to it in Section 2.1(b) hereof.

     "Employee Plan" means a plan or arrangement as defined in Section 3(3) of ERISA, that (a) is subject to any provision of ERISA, (b) is maintained, administered or contributed to by the employer and (c) covers any employee or former employee of the employer.

     "Environmental Claim" refers to any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or written communication from any governmental agency, department, bureau, office or other authority, or any third party arising out of, attributable to, which may accrue out of, or which may result from (a) a violation or alleged violation of Environmental Laws; or (b) the presence, Release, or threatened Release of Hazardous Materials at or from (i) any current or formerly owned or leased assets, properties, or businesses of any of the parties to this Agreement, or their predecessors-in-interest; (ii) properties adjoining any current or formerly owned or leased assets, properties, or businesses of the parties to this Agreement, or their predecessors-in-interest; or (iii) any facility to which any Hazardous Materials generated by the parties to this Agreement or their predecessors-in-interest, have been taken for treatment, storage, or disposal.

     "Environmental  Laws"  has  the meaning  assigned  to  it  in  Section
4.22(a).

     "Environmental Liabilities" means any monetary obligations, losses, liabilities (including strict liability), damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable out-of-pocket fees, disbursements and expenses of counsel, out-of-pocket expert and consulting fees and out-of-pocket costs for environmental site assessments, remedial investigations and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any Environmental Claim arising out of, attributable to, which may accrue out of, or which may result from (a) a violation or the alleged violation of Environmental Laws; (b) a Remedial Action; or (c) a Release or threatened Release from or onto (i) any property owned or leased by the respective parties to this Agreement, or their predecessors-in-interest; or
(ii) any facility which received Hazardous Materials generated by the respective parties to this Agreement, or their predecessors-in-interest.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

     "Escrow Cash" has the meaning assigned to it in Section 3.1(c).

     "Escrow Shares" has the meaning assigned to it in Section 3.1(b)(ii).

     "Escrow Termination  Date"  has  the meaning assigned to it in Section
9.5(d).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Extended Escrow Termination Date"  has  the meaning assigned to it in
Section 9.5(e).

     "Governmental  Entity"  has  the meaning assigned  to  it  in  Section
4.10(b).

     "Hazardous Materials" means (a) any element, compound, or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical, hazardous waste, medical waste, biohazardous or infectious waste, special waste, or solid waste under Environmental Laws; (b) petroleum, petroleum-based or petroleum-derived products; (c) polychlorinated biphenyls; (d) any substance exhibiting a hazardous waste characteristic including but not limited to corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; and (e) any raw materials, building components, including lead-based paint, asbestos-containing materials and manufactured products containing Hazardous Materials.

     "Indemnified   Party"  and  "Indemnifying  Party"  have  the  meanings
assigned to them in Section 9.4(a).

     "Indemnity Claim" has the meaning assigned to it in Section 9.4(a).

     "Indemnity Value" has the meaning assigned to it in Section 9.3.

     "Intellectual Property"  has  the  meaning  assigned  to it in Section
4.15(e).

     "LBCL" means the Louisiana Business Corporation Law, as amended.

     "LLCL" means the Louisiana Limited Liability Company Law, as amended.

     A "Material Adverse Effect" means a material adverse effect on the business, financial position, or earnings of such Person or on its ability to carry out the transactions contemplated hereby.

     "Merger  Consideration"  has  the  meaning  assigned  to it in Section
3.1(b).

     "Merger Value" has the meaning assigned to it in Section 3.1(c).

     "Multiemployer Plan" means a plan or arrangement as defined in Section 4001(a)(3) and 3(37) of ERISA.

     "Person" means an individual, firm, corporation, general or limited partnership, limited liability company, limited liability partnership, joint venture, trust, governmental authority or body, association, unincorporated organization or other entity.

     "Porter" means Allen C. Porter, Jr.

     "Porter Note" has the meaning assigned to it in Section 3.2(b).

     "Pre-Closing Period" means any Tax period ending at or before the Effective Time and, with respect to any Tax period that includes but does not end at the Effective Time, the portion of such period that ends at and includes the Effective Time.

     "Release" means any release, spill, leak, emission, discharge, pump, empty, injection, escape, leaching, migration, dumping or disposal of Hazardous Materials (including the abandonment or discarding of barrels, containers or other closed receptacles containing Hazardous Materials) into the environment, or any other means by which a Hazardous Material may be introduced into the environment.

     "Remedial Action" means all actions taken to (i) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment, (ii) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (iii) perform post-remedial operation and maintenance activities, or (iv) any other actions including any removal, remedial, or other response actions defined in 42 U.S.C.
Section 9601.

     "Returns" means all returns, reports, estimates, declarations and statements of any nature regarding Taxes for any Pre-Closing Period required to be filed by the taxpayer relating to its income, properties or operations.

     "SEC"  means  the Securities and Exchange  Commission  of  the  United
States.

     "Securities Act" means the Securities Act of 1933, as amended.

     A "Subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests that is sufficient to elect at least a majority of its Board of Directors or other governing body of which (or, if there are no such voting interests, 25% or more of the equity interests of which) is owned directly or indirectly by such first person.

     "Surviving Entity" means Sub following the Effective Time.

     "Tax" or "Taxes" means any federal, state, local, foreign or other taxes (including, without limitation, income, alternative minimum, franchise, property, sales, use, lease, excise, premium, payroll, wage, employment or withholding taxes), fees, duties, assessments, withholdings or governmental charges of any kind whatsoever (including interest, penalties and additions to tax).

     "Tax Deficiencies" is defined in Section 4.20(h).

     "Title IV Plan" means an Employee Plan, other than any Multiemployer Plan, subject to Title IV of ERISA.

     "UNIFAB Affiliated Group" means UNIFAB and its Subsidiaries.

     "UNIFAB Audited Financial Statements" means the audited balance sheets, and the related statements of operations, shareholder's equity and cash flow, and the related notes thereto of UNIFAB for the years ended March 31, 1996, 1997 and 1998.

     "UNIFAB Common Stock" means shares of UNIFAB Common Stock, $.01 par value.

     "UNIFAB  Disclosure Documents" has  the  meaning  assigned  to  it  in
Section 4.3.

     "UNIFAB Financial Statements" means the UNIFAB Audited Financial Statements and the UNIFAB Interim Financial Statements.

     "UNIFAB Latest Balance Sheet" means the latest balance sheet included in the UNIFAB Audited Financial Statements.

     "UNIFAB Share Issuance" means the issuance of UNIFAB Common Stock to the Allen shareholders upon consummation of the Merger.

     ARTICLE 2  THE CLOSING; THE MERGER; EFFECTS OF THE MERGER

     Section 1.b CLOSING. (a) The closing of the transactions contemplated herein (the "Closing") will take place, assuming satisfaction or waiver of each of the conditions set forth in Article 8 hereof, at the offices of Jones, Walker, Waechter, Poitevent, Carr<e`>re & Den<e`>gre, L.L.P., 201 St. Charles Avenue, New Orleans, Louisiana, at 10:00 A.M. (Central Time) on July 24, 1998 or such other date as may be mutually agreed upon between the parties following satisfaction of the latest to occur of the conditions set forth in Section 8.1, provided, in either case, that the other conditions set forth in Article 8 shall have been satisfied or waived as provided in Article 8 at or prior to the Closing (the date of the Closing being referred to herein as the "Closing Date").

          (b) At the Closing, the parties shall (i) deliver the documents, certificates and opinions required to be delivered by Article 8 hereof,
(ii) provide proof or indication of the satisfaction or waiver of each of the conditions set forth in Article 8 hereof, (iii) cause the appropriate merger of Sub to execute and deliver the Certificate of Merger (the "Certificate of Merger") in accordance with the provisions of the LBCL and the LLCL and substantially in the form attached as EXHIBIT 2.1(B) hereto, and (iv) consummate the Merger by causing to be filed such properly executed Certificate of Merger with the Secretary of State of the State of Louisiana in accordance with the provisions of the LBCL and the LLCL. The Merger shall be effective as of the date and time specified in the Certificate of Merger (such date and time being hereinafter referred to respectively as the "Effective Date" and the "Effective Time").

     Section 2.b THE MERGER. Subject to the terms and conditions of this Agreement, Allen shall be merged with and into Sub at the Effective Time. Following the Merger, the separate corporate existence of Allen shall cease and Sub shall be the Surviving Entity and shall succeed to and assume all the rights and obligations of Allen in accordance with the LBCL and the LLCL.

     Section  3.b  EFFECTS OF THE MERGER; ARTICLES AND OPERATING AGREEMENT;
DIRECTORS AND OFFICERS.   (a)   The Merger shall have the effects specified
in Sections 115 and 117(G) of the LBCL and Section 1361 of the LLCL.

          (b) The articles of Sub in effect at the Effective Time, as amended in the Certificate of Merger to change the name of Sub to Allen Tank, L.L.C., shall be the articles of organization of the Surviving Entity thereafter unless and until amended in accordance with their terms and as provided by law.

          (c) The operating agreement of Sub as in effect at the Effective Time shall be the operating agreement of the Surviving Entity thereafter unless and until amended in accordance with its terms, the terms of the articles of organization of the Surviving Entity and as provided by law.

          (d) The managers and officers of Sub at the Effective Time shall be the managers and officers of the Surviving Entity thereafter, each to hold office in accordance with the articles of organization and operating agreement of the Surviving Entity until their respective successors are duly elected and qualified.

       ARTICLE 3  MERGER CONSIDERATION; CONVERSION OF SHARES

     Section 1.d CONVERSION OF SHARES. (a) At the Effective Time, by virtue of the Merger and without any further action on the part of UNIFAB, Sub, Allen or the Surviving Entity, or any holder of any of the following securities:

               (i) each share of Allen Common Stock issued and outstanding at the Effective Time (A) held by each Assenting Allen Shareholder shall be converted into the right to receive 900 fully paid and nonassessable shares of UNIFAB Common Stock in the manner described in Section 3.1(b) below (B) held by Porter shall be converted into the right to receive cash in the manner described in
                    Section 3.1(c) below; provided that there shall be no more than 1,000 shares of Allen Common Stock issued and outstanding immediately prior to the Effective Time; and

               (ii) each issued share of Allen that is  held in treasury by
                    Allen or held by any subsidiary of Allen shall be canceled and no stock of UNIFAB or other consideration shall be delivered in exchange therefor.

          (b) Upon conversion of his shares of Allen Common Stock into rights to receive shares of UNIFAB Common Stock in the manner described in paragraph 3.1(a)(i)(A) above, each Assenting Allen Shareholder shall have the right (i) to receive a certificate representing the whole number of shares of UNIFAB Common Stock (the "Closing Shares") equal to 90% of the product of (A) 900 times (B) the number of issued and outstanding shares of Allen Common Stock of which he is the record holder immediately prior to the Effective Time (the product of (A) and (B) being the "Merger Consideration"), and (ii) to have UNIFAB hold in escrow for the benefit of such Assenting Allen Shareholder such whole number of UNIFAB Common Stock (the "Escrow Shares") that is 10% of the Merger Consideration subject to the terms and conditions set forth in Article 9.

          (c) Upon conversion of his Allen Common Stock into the right to receive cash in the manner described in Section 3.1(a)(i)(B), Porter shall have the right to receive (i) $1,080,00 at the Closing and (ii) to have UNIFAB hold $120,000 in escrow for Porter (the "Escrow Cash").

     Section 2.b EXCHANGE OF STOCK CERTIFICATES. (a) On the Closing Date, each Assenting Allen Shareholder whose shares were converted into the Merger Consideration pursuant to Section 3.1(b) hereof shall surrender such certificates for cancellation to UNIFAB, together with a duly executed letter of transmittal in form and substance satisfactory to UNIFAB. Upon such surrender, (i) UNIFAB shall (A) issue to such Assenting Allen Shareholder a certificate representing the whole number of Closing Shares that such Assenting Allen Shareholder has the right to receive pursuant to the provisions of Section 3.1(b)(i) and (B) hold the Escrow Shares that such Assenting Allen Shareholder has the right to receive in escrow subject to the provisions of Section 3.1(b)(ii) in an escrow account pursuant to the provisions of Article 9 hereof, and (ii) the certificates representing shares of Allen Common Stock so surrendered shall forthwith be canceled.

          (b) On the Closing Date, Porter shall surrender his certificates of Allen Common Stock to UNIFAB for cancellation, together with a duly executed letter of transmittal in form and substance satisfactory to
UNIFAB. Upon such surrender, (i) UNIFAB shall (A) remit to Porter $360,000.00 in cash, (B) execute and deliver two nonnegotiable promissory notes, each payable to Porter in the principal amount of $360,000.00, bearing interest at the rate of 9.5% per annum, compounded annually on the unpaid principal from the Closing Date until paid in full, to be paid in lump sums, plus accrued interest, on each of the first and second anniversary of the Closing Date (the "Porter Notes"), and (C) hold the Escrow Cash in escrow subject to the provisions of Section 3.1(c)(ii) in an escrow account that bears interest on the balance of Escrow Cash in the escrow account at the rate of 9.5% per annum, said interest to accrue from the date hereof, to be calculated as of the last Business Day of every month until the later of the Escrow Termination Date or the Extended Escrow Termination Date, and to be credited to and held in the escrow account as Escrow Cash, pursuant to the provisions of Article 9 hereof, and (ii) the certificates representing Porter's shares of Allen Common Stock so surrendered shall forthwith be canceled. The Porter Note shall be unsecured, and shall be substantially in the form of note attached hereto as EXHIBIT 3.2(B).

     Section 3.b NO FURTHER RIGHTS IN ALLEN COMMON STOCK. As of the Effective Time, all shares of Allen Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing shares of Allen Common Stock as of the Effective Time shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration or Total Payment, as the case may be, of such certificate as provided in
Section 3.2.

         ARTICLE 4  REPRESENTATIONS AND WARRANTIES OF THE
                        ALLEN SHAREHOLDERS

     Each Allen Shareholder represents and warrants to and agrees with UNIFAB and Sub, as of the date hereof, as follows:

     Section 1.b OWNERSHIP AND TRANSFER OF SHARES. (a) He is the lawful owner of the number of shares of Allen Common Stock listed opposite his name in SCHEDULE 4.8 hereto, free and clear of all Liens, encumbrances, restrictions and claims of every kind; (b) he has the absolute legal right, power and authority to enter into this Agreement and to sell, assign, transfer, convey and deliver the shares of Allen Common Stock so owned pursuant to this Agreement; (c) he is not a party to any option, warrant, purchase right or other contract or commitment that could require him to sell, transfer, or otherwise dispose of any capital stock of Allen (other than this Agreement); (d) he is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any capital stock of Allen; and (e) at the Effective Time, UNIFAB shall obtain and be fully vested in record and beneficial ownership of all shares of capital stock of Allen listed opposite his name in SCHEDULE 4.8 hereto, after giving effect to the Merger, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Taxes, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims and demands.

     Section 2.b INVESTMENT REPRESENTATIONS. (a) Each Allen Shareholder other than Porter is acquiring shares of UNIFAB Common Stock pursuant hereto for investment for his own account and has no present intention of reselling or otherwise distributing or participating in a distribution of such shares; (b) he understands that such shares will not be registered under the Securities Act, that such shares will be "restricted securities" as that term is used in Rule 144 of the SEC under the Securities Act ("Rule 144") and that such shares may not be transferred unless they are subsequently registered under the Securities Act and under any applicable state securities law or are transferred in a transfer that is exempt from such registration; (c) except as otherwise contemplated by Section 8.3(e), UNIFAB is not obligated by this Agreement to register such shares under the Securities Act or under any such state laws and UNIFAB will, as a condition to the transfer of any such shares, require that the request for transfer be accompanied by an opinion of counsel, in form and substance satisfactory to UNIFAB, to the effect that the proposed transfer does not result in a violation of the Securities Act or any applicable state securities law, unless such transfer is covered by an effective registration statement; and
(d) such shares of UNIFAB Common Stock may not be sold publicly in reliance on the exemption from registration under the Securities Act afforded by Rule 144 unless and until the minimum holding period (currently one year) and other requirements of Rule 144 have been satisfied.

     Section 3.b REPRESENTATION; UNIFAB DISCLOSURE DOCUMENTS. Each Allen Shareholder, together with the other Allen Shareholders, has been represented by competent and experienced legal counsel in connection with the negotiation and execution of this agreement, has been granted the opportunity to make a thorough investigation of and to obtain information with respect to the business and affairs of UNIFAB, and has availed himself of such opportunity either directly or through legal counsel and other authorized representatives. Each Shareholder acknowledges that he has received from UNIFAB and has reviewed with his representatives a copy of each of the following documents (the "UNIFAB Disclosure Documents"):
UNIFAB's prospectus dated September 18, 1997 relating to 2,815,000 shares of UNIFAB International, Inc. Common Stock; UNIFAB's reports to the Securities and Exchange Commission on Form 10-Q for the quarters ended September 30, 1997 and December 31, 1997; UNIFAB's report on Form 8-K/A-1 dated February 5, 1998 relating to UNIFAB's acquisition of Professional Industrial Maintenance, LLC; and UNIFAB's press release dated May 18, 1998 relating to UNIFAB's earnings for the year and fourth quarter ended March 31, 1998 and UNIFAB's Form 10-K for the fiscal year ended March 31, 1998. Each Shareholder acknowledges that he has received and reviewed, with adequate time to do so, this Agreement, the UNIFAB Disclosure Documents, and such additional information with respect to UNIFAB and the transactions contemplated by this Agreement as he or his representatives have requested.

     Section 4.b RESTRICTIVE LEGEND. Each Allen Shareholder understands and agrees that all certificates evidencing shares of UNIFAB Common Stock to be issued to him hereunder will bear restrictive legends in substantially the following form:

     The Securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or any applicable state law, and may not be transferred without registration under the Act and any such state law or an opinion of counsel satisfactory to the issuer of such securities that registration is not required.

     Section 5.b UNIFAB RELIANCE. Each Allen Shareholder understands that UNIFAB in issuing the shares of UNIFAB Common Stock pursuant to this Agreement is relying upon, among other things, the representations, warranties and agreements contained in this Article in concluding that such issuance does not require compliance with the registration requirements of the Securities Act.

     Section 6.b ORGANIZATION. Allen is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana and has all corporate power and authority to carry on its business as now being conducted and to own its properties. Allen is duly qualified to do business and is in good standing in each state and foreign jurisdiction in which the character or location of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except those jurisdictions, if any, in which the failure to be so qualified would not have, in the aggregate for all such jurisdictions, a Material Adverse Effect; provided, however, that no Allen Shareholder shall be deemed in breach of this representation with respect to any such failure if the Allen Shareholders indemnify and hold harmless UNIFAB against any loss arising out of such failure.

     Section 7.b AFFILIATED ENTITIES. Allen does not, directly or indirectly, own of record or beneficially, or have the right or obligation to acquire, any outstanding securities or other interest in any corporation, partnership, joint venture or other entity.

     Section 8.b CAPITALIZATION. The authorized capital stock of Allen consists exclusively of 1,000 shares of common stock, no par value per share, of which 1,000 shares are issued and outstanding and held by the Allen Shareholders in the respective amounts set forth on SCHEDULE 4.8, and
- -0- shares are held in its treasury.   All  of  such issued and outstanding
shares have been validly issued, are fully paid and nonassessable and were issued in compliance with any rights of first refusal, in compliance with all legal requirements and, except as set forth in SCHEDULE 4.8, free of preemptive rights. No share of capital stock of Allen has been, or may be required to be, reacquired by Allen for any reason or is, or may be required to be, issued by Allen for any reason, including, without limitation, by reason of any option, warrant, security or right convertible into or exchangeable for such shares, or any agreement to issue any of the foregoing. No shares of Allen Common Stock have been issued to or held by any person who is not an Allen Shareholder.

     Section 9.b AUTHORITY; ENFORCEABLE AGREEMENTS. (a) Allen has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions described herein. The execution and delivery of this Agreement by Allen and the consummation by Allen of the transactions described herein have been duly authorized by all necessary corporate action on the part of Allen, including without limitation approval of this Agreement by Allen's Board of Directors in accordance with
Section 112 of the LBCL, the approval thereof by the Allen Shareholders being evidenced by their execution of this Agreement.

          (b) This Agreement has been duly executed and delivered by Allen and its shareholders, and constitutes a valid and binding obligation of Allen, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally or by general equitable principles. The other agreements entered, or to be entered, into by Allen in connection with this Agreement have been, or will be, duly executed and delivered by Allen, and constitute, or will constitute, valid and binding obligations of Allen, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally or by general equitable principles.

     Section  10.b NO CONFLICTS OR CONSENTS.   (a)  Except as set forth  on
SCHEDULE 4.10(A), neither the execution, delivery or performance of this Agreement by Allen nor the consummation of the transactions contemplated hereby will violate, conflict with, or result in a breach of any provision of, constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, result in the termination of, or accelerate the performance required by, or result in the creation of any adverse claim against any of the properties or assets of Allen under, (i) the articles of incorporation, by-laws or any other organizational documents of Allen, (ii) any note, bond, mortgage, indenture, deed of trust, lease, license, agreement or other instrument or obligation to which Allen is a party, or by which Allen or any of its assets are bound, or
(iii) any order, writ, injunction, decree, judgment, statute, rule or regulation of any governmental body to which Allen is subject or by which Allen or any of its assets are bound (an "Applicable Law") which would, individually or in the aggregate, have a Material Adverse Effect.

          (b) No consent or approval of, any court, commission, governmental body, regulatory agency, authority, political subdivision or tribunal (a "Governmental Entity") is required by or with respect to Allen or any Allen Shareholder in connection with the execution and delivery of this Agreement by Allen, or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except for: (i) the filing and recordation requirements of the LBCL with respect to the Certificate of Merger and the filing of appropriate documents with the relevant authorities of other states in which Allen is qualified to do business, and (ii) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Allen and would not materially impair the ability of Allen to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

     Section 11.b CORPORATE FORMALITIES; CORPORATE DOCUMENTS, SHAREHOLDER AGREEMENTS AND BOARD OF DIRECTORS. (a) Allen has maintained its separate corporate existence, has substantially complied with all necessary corporate formalities, has not commingled funds with any other Person, and has substantially complied with all other similar requirements so as to maintain its separate existence in any action asserting that Allen is the alter ego of any Person, for piercing of the corporate veil or for any other similar action.

          (b) Allen has delivered to UNIFAB true and complete copies of its articles of incorporation and by-laws, as amended or restated through the date of this Agreement. The minute books of Allen contain substantially complete and accurate records of all corporate actions of Allen's equity owners and board of directors, including committees of such boards. The stock transfer records of Allen contain complete and accurate records of all issuances, and redemptions of stock by Allen. There are no agreements among or between any shareholders with respect to the capital stock of Allen.

     Section 12.b FINANCIAL STATEMENTS; LIABILITIES. (a) The Allen Audited Financial Statements have been audited by LaPorte, Shert, Romig & Hand, independent accountants, in accordance with generally accepted auditing standards, have been prepared in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein and present fairly the financial position of Allen as of such dates, the results of operations and cash flow of Allen for the periods set forth therein (except, in the case of the Allen Interim Financial Statements, to normal year-end audit adjustments which would not be material in amount or effect). Except as and to the extent set forth on the Latest Allen Balance Sheet, including all notes thereto, Allen does not have any material liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of Allen or in the notes thereto, prepared in accordance with generally accepted accounting principles consistently applied, except liabilities arising since the date of the Allen Latest Balance Sheet and as permitted by this Agreement and that are not material individually or in the aggregate.

          (b) The Allen Latest Balance Sheet includes appropriate reserves for all Taxes and other liabilities incurred as of such date but not yet payable.

          (c) Since the date of the Allen Latest Balance Sheet, there has been no change that has had or is likely to have a Material Adverse Effect on Allen.

          (d) The statements of income included in the Allen Financial Statements do not contain any income or revenue realized from products or services that the Surviving Entity would be prohibited or restricted from offering after the Effective Time pursuant to any covenant or provision in any material contract to which Allen is a party.

     Section 13.d ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of the Allen Latest Balance Sheet, Allen has conducted its business only in the ordinary course consistent with its prior practice, and, except as set forth in SCHEDULE 4.13, has not:

          (a) amended its articles of incorporation, by-laws or similar organizational documents;

          (b) except as otherwise contemplated in Section 8.2(e), incurred any liability or obligation of any nature (whether absolute or contingent, accrued, fixed, known, unknown, matured or unmatured), except in the ordinary course of business consistent with its prior practice, exceeding $10,000 individually or $50,000 in the aggregate;

          (c) suffered or permitted any of its assets to become subject to any mortgage or other encumbrance;

          (d) merged or consolidated with another entity or acquired or agreed to acquire any business or any corporation, partnership or other business organization, or sold, leased, transferred or otherwise disposed of any assets except for fair value in the ordinary course of business;

          (e) except as otherwise contemplated in Section 8.2(e), made any capital expenditure or commitment therefor, except in the ordinary course of business consistent with its prior practice, exceeding $10,000 individually or $50,000 in the aggregate;

          (f) declared or paid any dividend or made any distribution with respect to any of its equity interests, or redeemed, purchased or otherwise acquired any of its equity interests, or issued, sold or granted any equity interests or any option, warrant or other right to purchase or acquire any such interest;

          (g) adopted any employee benefit plan or made any change in any existing employee benefit plans or made any bonus or profit sharing distribution or payment of any kind;

          (h) increased indebtedness for borrowed money, or made any loan to any Person;

          (i) made any change affecting any banking, safe deposit or power of attorney arrangements;

          (j) entered into or amended any employment, severance or similar agreement or arrangement with any director or employee, or granted any increase in the rate of wages, salaries, bonuses or other compensation or benefits of any executive or other employee;

          (k) canceled, waived, released or otherwise compromised any debt, claim or right;

          (l) made any change in any method of accounting or auditing practice;

          (m) suffered the termination, suspension or revocation of any material license or permit necessary for the operation of its business;

          (n) entered into any material transaction other than on an arm's-length basis;

          (o) agreed, whether or not in writing, to do any of the foregoing; or

          (p) suffered any damage, destruction or loss (whether or not covered by insurance) which has had or could have a Material Adverse Effect on Allen.

     Section 14.p CONTRACTS. Except as may be set forth on SCHEDULE 4.14, Allen is not a party to: (i) any collective bargaining agreement; (ii) any written or oral employment or other agreement or contract with or commitment to any employee; (iii) any agreement, contract or commitment containing any covenant limiting its freedom to engage in any line of business or to compete with any Person; (iv) any oral or written obligation of guaranty or indemnification arising from any agreement, contract or commitment, except as provided in its articles of incorporation or by-laws;
(v) any joint venture, partnership or similar contract involving a sharing of profits or expenses; (vi) any non-disclosure agreement, non-competition agreement, agreement with any person who is or was an officer, director or employee of Allen, tax indemnity, tax sharing or tax allocation agreement, or severance, bonus or commission agreement; (vii) any indenture, mortgage, loan, credit, sale-leaseback or similar contract under which Allen has borrowed any money or issued any note, bond or other evidence of indebtedness for borrowed money or guaranteed indebtedness for money borrowed by others; or (viii) any hedge, swap, exchange, futures or similar agreements or contracts.

     Section 15.a PROPERTIES AND LEASES. (a) Allen owns no real (immovable) property. Allen has, except with respect to assets disposed of for adequate consideration in the ordinary course of business, consistent with its prior practices (none of which is material to the operations of its business), good and merchantable title to all other properties and assets reflected in the Allen Latest Balance Sheet free and clear of all pledges, liens, defects, leases, licenses, equities, conditional sales contracts, charges, claims, encumbrances, security interests, easements, restrictions, chattel mortgages, mortgages or deeds of trust (collectively, "Liens"), except for (i) Liens that secure indebtedness that is properly reflected in the Allen Latest Balance Sheet, (ii) Liens for Taxes accrued but not yet payable; and (iii) mechanic's, worker's, materialmen's, operator's or other Liens arising as a matter of law in the ordinary course of business with respect to obligations incurred after the date of the Allen Latest Balance Sheet, provided that the obligations secured by such Liens are not delinquent. Allen owns, or has valid leasehold interests in, all properties and assets used in the conduct of its business.

          (b) With respect to each lease of any real (immovable) property or any material personal (movable) property to which Allen is a party, (i) Allen has a valid leasehold interest in such property, (ii) such lease is in full force and effect in accordance with its terms; (iii) all rents and other monetary amounts that have become due and payable thereunder have been paid in full; (iv) no waiver, indulgence or postponement of the obligations thereunder has been granted by the other party thereto; (v) there exists no material default (or an event that, with notice or lapse of time or both would constitute a default) under such lease; (vi) Allen has not violated any of the terms or conditions under any such lease and no Allen Shareholder has knowledge, that (A) any condition or covenant to be observed or performed by any other party under any such lease has not been fully observed and performed and (B) in the case of each prime lease concerning demised premises subleased to Allen, any condition or covenant to be observed or performed by each party thereto has not been fully observed and performed or that there exists any event of default or event, occurrence, condition or act that, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default under any such prime lease; and (vii) the transactions described in this Agreement will not constitute a default under or cause for termination or modification of such lease.

          (c) Each building and premises owned or leased by Allen is in a state of good maintenance and repair (ordinary wear and tear excepted) and is adequate for the purposes for which it is currently used.

          (d) The only lease between Allen and any Affiliate of Allen is a month-to-month lease, cancelable by Allen on not more than 30 days notice, pursuant to which Allen pays $17,000 per month to lease three offices located at Suite 300, 3636 North Causeway Boulevard, Metairie, Louisiana 70002, and receives certain administrative services with respect thereto.

          (e) SCHEDULE 4.15(E) hereto contains an accurate and complete list of all material domestic and foreign letters patent, patents, patent applications, patent license, software licenses, know-how licenses, trade names, trademarks, copyrights, unpatented inventions, service marks, trademark registrations and applications, service mark registrations and applications and copyright registrations and applications owned or used by Allen in the operation of its business (collectively the "Intellectual Property"). No Allen Shareholder, except as stated in SCHEDULE 4.15(E), knows of any adverse claims affecting or with respect to the Intellectual Property. SCHEDULE 4.15(E) lists all notices or claims currently pending or received by Allen of any domestic or foreign letters patent, patent licenses and know-how licenses, trade marks, copyrights, copyright registrations, trade secrets or other confidential proprietary information. Except as set forth in SCHEDULE 4.15(E) hereto, no Allen Shareholder knows of any reasonable basis upon which a claim may be asserted against Allen for infringement or breach of any domestic or foreign letters patent, patents, patent licenses and know-how licenses, trade names, trademark registrations, common law trademarks, service marks, copyrights, copyright registrations, trade secrets or other confidential proprietary information. No Allen Shareholder has knowledge, except as indicated on SCHEDULE 4.15(E), that any Person is infringing the Intellectual Property. Each material item of Intellectual property owned or used by Allen or its Affiliates immediately prior to the Effective Time hereunder will be owned or available for use by the Surviving Corporation on identical terms and conditions immediately subsequent to the Effective Time hereunder.

     Section 16.d VOTING REQUIREMENTS. The affirmative vote of the holders of the outstanding shares of Allen Common Stock entitled to vote on the Merger is the only vote of the holders of any class or series of Allen's capital stock necessary to approve this Agreement and the transactions described herein.

     Section 17.d SUPPLIERS AND CUSTOMERS. No Allen Shareholder has actual knowledge that (a) any supplier providing products, materials or services to Allen intends to cease selling such products, materials or services to Allen or to limit or reduce such sales to Allen or materially alter the terms or conditions of any such sales, or (b) any customer of Allen will terminate, limit or reduce its business relations with Allen.

     Section 18.d EMPLOYEE MATTERS. (a) SCHEDULE 4.18(A) sets forth the name, title, current annual compensation rate (including bonus and commissions), current base salary rate, accrued bonus, accrued sick leave, accrued severance pay and accrued vacation benefits of each officer of Allen; organizational charts; employment, consulting, employee confidentiality non-competition and similar agreements; any employee handbook(s); and any reports and/or plans prepared or adopted pursuant to the Equal Employment Opportunity Act of 1972, as amended or Executive Order No. 11246.

          (b)  Each of the following is true:

               (i) Allen is in substantial compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages and hours and occupational safety and health, and is not engaged in any unfair labor practice within the meaning of Section 9 of the National Labor Relations Act, and there is no proceeding pending or threatened, or, any investigation pending or threatened against it relating to any thereof, and no Allen Shareholder has any knowledge of any basis for any such proceeding or investigation;

               (ii) none of the employees of Allen is a member of, or represented by, any labor union and there are no efforts being made to unionize any of such employees; and

               (iii) there are no charges or formal complaints of, or proceedings involving, discrimination or harassment (including but not limited to discrimination or harassment based upon sex, age, marital status, race, religion, color, creed, national origin, sexual preference, handicap or veteran status) pending or threatened and no Allen Shareholder has knowledge of any informal or internal complaints thereof, nor is there any investigation thereof pending, including, but not limited to, investigations before the Equal Employment Opportunity Commission or any federal, state or local agency or court, with respect to Allen, and no Allen Shareholder has knowledge of any such investigation that is threatened.

     Section 19.b EMPLOYEE BENEFIT PLANS.

          (a) SCHEDULE 4.19(A) lists each Employee Plan that Allen maintains, administers, contributes to, or has any contingent liability with respect thereto. Allen has provided a true and complete copy of each such Plan, current summary plan description, (and, if applicable, related trust documents) and all amendments thereto and written interpretations thereof together with (i) the three most recent annual reports prepared in connection with each such Employee Plan (Form 5500 including, if applicable, Schedule B thereto); (ii) the most recent actuarial report, if any, and trust reports prepared in connection with each Employee Plan;
(iii) all material communications received from or sent to the Internal Revenue Service ("IRS") or the Department of Labor within the last two years (including a written description of any oral communications);
(iv) the most recent IRS determination letter with respect to each Employee Plan and the most recent application for a determination letter; (v) all insurance contracts or other funding arrangements; (vi) an actuarial study of any post-employment life or medical benefits provided, if any; and (vii) a five-year contribution history indicating the dollar amount contributed and the level of contribution as a percentage of compensation of covered participants for each profit sharing plan, stock bonus plan or other retirement plan to which Allen makes discretionary contributions.

          (b) SCHEDULE 4.19(B) identifies each Benefit Arrangement that Allen maintains, administers, contributes to, or has any contingent liability with respect thereto. Allen has furnished to UNIFAB copies or descriptions of each Benefit Arrangement and any of the information set forth in Section 4.19(a) applicable to any such Benefit Arrangement. Each Benefit Arrangement has been maintained and administered in substantial compliance with its terms and with the requirements (including reporting requirements) prescribed by any and all statutes, orders, rules and regulations which are applicable to such Benefit Arrangement.

          (c) Benefits under any Employee Plan or Benefit Arrangement are as represented in said documents and have not been increased or modified (whether written or not written) subsequent to the dates of such documents. Allen has not communicated to any employee or former employee any intention or commitment to modify any Employee Plan or Benefit Arrangement or to establish or implement any other employee or retiree benefit or compensation arrangement.

          (d) No Employee Plan is (i) a Multiemployer Plan, (ii) a Title IV Plan or (iii) is maintained in connection with any trust described in
Section 501(c)(9) of the Code. Allen has never maintained or become obligated to contribute to any employee benefit plan (i) that is subject to Title IV of ERISA, (ii) to which Section 412 of the Code applies, or
(iii) that is a Multiemployer Plan. Allen has not within the last five years engaged in, or is not a successor corporation to an entity that has engaged in, a transaction described in Section 4069 of ERISA.

          (e)  Each Employee Plan which is intended to be  qualified  under
Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and no event has occurred since such adoption that would adversely affect such qualification and each trust created in connection with each such Employee Plan forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. A favorable determination letter has been issued by the IRS as to the qualification of each such Employee Plan under the Code and to the effect that each such trust is exempt from taxation under Section 501(a) of the Code. Each Employee Plan has been maintained and administered in compliance with its terms and with the requirements (including reporting requirements) prescribed by any and all applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code.

          (f) Neither Allen nor any trade or business under common control with Allen within the meaning of Section 414(b) or (c) of the Code prior to the Closing Date maintains any controlled group plan or other plan which is subject to Title IV of ERISA or subject to Section 412 of the Code or Part 3 of Subtitle B of Title I of ERISA.

          (g) Full payment has been made of all amounts which Allen is or has been required to have paid as contributions to or benefits due under any Employee Plan or Benefit Arrangement under applicable law or under the terms of any such plan or any arrangement.

          (h) Neither Allen, nor any of its directors, officers or employees has engaged in any transaction with respect to an Employee Plan that could subject Allen to a tax, penalty or liability for a prohibited transaction, as defined in Section 406 of ERISA or Section 4975 of the Code. None of the assets of any Employee Plan are invested in employer securities or employer real property.

          (i) No Allen Shareholder has knowledge of facts or circumstances that might give rise to any liability under Title I of ERISA.

          (j) Except as disclosed on SCHEDULE 4.19(J), there is no litigation, administrative or arbitration proceeding or other dispute pending or threatened that involves any Employee Plan or Benefit Arrangement which could reasonably be expected to result in a liability to the Allen or the Surviving Entity.

          (k) No employee or former employee of Allen will become entitled to any bonus, retirement, severance, job security or similar benefit or enhanced benefit (including acceleration of an award, vesting or exercise of an incentive award) or any fee or payment of any kind solely as a result of any of the transactions contemplated hereby, except as disclosed on
SCHEDULE 4.19(K) and no such disclosed payment constitutes a parachute payment described in Section 280G of the Code.

          (l) All group health plans of Allen have at all times fully complied with all applicable notification and continuation coverage requirements of Section 4980B(f) of the Code and Section 601 of ERISA, and the regulations promulgated thereunder. Allen does not have any current or projected liability in respect of post-retirement or post-employment welfare benefits for retired, current or former employees, or for any shareholder or director who is not an employee, former employee or beneficiary thereof, except to the extent otherwise required by the continuation requirements of Section 4980B(f) of the Code and Section 601 of ERISA.

          (m) All group health plans (within the meaning of Section 5000(b)(1) of the Code) of Allen have at all times fully complied in all material respects with, and has been maintained and operated in all material respects in accordance with each of the health care requirements relating to portability, access, and renewability requirements of Sections 9801 through 9803 of the Code and Part 7 of Title I, Subtitle B of ERISA and the regulations promulgated thereunder.

          (n) All group health plans (within the meaning of Section 5000(b)(1) of the Code) of Allen have at all times fully complied in all material respects with, and has been maintained and operated in all material respects in accordance with each of the health care requirements relating to the benefits for mothers and newborns under
Section 9811 of the Code and Section 711 of ERISA and the regulations promulgated thereunder.

          (o) All group health plans (within the meaning of Section 5000(b)(1) of the Code) of Allen have at all times fully complied in all material respects with, and has been maintained and operated in all material respects in accordance with each of the health care requirements relating to the parity provisions applicable to mental health benefits under Section 9812 of the Code and Section 712 of ERISA and the regulations promulgated thereunder.

          (p) No employee or former employee, officer or director of Allen is or will become entitled to receive any award under Allen's discretionary or other bonus plans except for amounts reflected on the Allen Latest Balance Sheet.

     Section 20.p TAX MATTERS. Each of the following is true with respect to Allen:

          (a) all Returns have been or will be timely filed by Allen when due in accordance with all applicable laws; all Taxes shown on the Returns have been or will be timely paid when due; the Returns have been properly completed in compliance with all applicable laws and regulations and completely and accurately reflected the facts regarding the income, expenses, properties, business and operations required to be shown thereon; the Returns are not subject to penalties under Section 6662 of the Code (or any corresponding provision of state, local or foreign tax law);

          (b) Allen has paid all Taxes required to be paid by it (whether or not shown on a Return) or for which it could be liable, whether to taxing authorities or to other persons under tax allocation agreements or otherwise, and the charges, accruals, and reserves for Taxes due, or accrued but not yet due, relating to its income, properties, transactions or operations for any Pre-Closing Period as reflected on its books (including, without limitation, the Allen Latest Balance Sheet) are adequate to cover such Taxes;

          (c) there are no agreements or consents currently in effect for the extension or waiver of the time (A) to file any Return or (B) for assessment or collection of any Taxes relating to the income, properties or operations of Allen for any Pre-Closing Period, and Allen has not been requested to enter into any such agreement or consent;

          (d) there are no Liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of Allen;

          (e) all material elections with respect to Taxes affecting Allen are set forth in SCHEDULE 4.20(E);

          (f) all Taxes that Allen is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the appropriate governmental authorities to the extent due and payable;

          (g) SCHEDULE 4.20(G) hereto sets forth (A) the taxable years of Allen as to which the respective statutes of limitations with respect to Taxes have not expired, and (B) with respect to such taxable years sets forth those years for which examinations have not been completed, those years for which examinations are currently being conducted, those years for which examinations have not been initiated, and those years for which required Returns have not yet been filed. SCHEDULE 4.20(G) lists each state and foreign jurisdiction in which Allen has, in the last three years, filed a Return, and no Return is required for any other state or foreign jurisdiction;

          (h) all tax deficiencies which have been asserted or, to the knowledge of any of the Allen Shareholders, claimed or proposed against Allen ("Tax Deficiencies") have been fully paid or finally settled, and no issue has been raised in any examination which, by application of similar principles, can be expected to result in the proposal or assertion of a Tax Deficiency for any other year not so examined;

          (i) No Allen Shareholder knows of facts that would constitute the basis for the proposal or assertion of any Tax Deficiencies for any unexamined year or for the recharacterization of any item of income, expense or deduction set forth on the Returns, and Allen has complied in all material respects with all applicable Tax laws;

          (j) Allen is not a party to any agreement, contract, arrangement or plan that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Code Section 280G (or any comparable provision of state or local law);

          (k) Allen has not agreed, nor is it required, to make any adjustment under Code Section 481(a) (or any comparable provision of state or local law) by reason of a change in accounting method or otherwise;

          (l) Allen has not filed a consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state, local or foreign income law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign income law) apply to any disposition of any asset owned by it;

          (m) none of the assets of Allen is property that it is required to treat as being owned by any other person pursuant to the so-called "safe harbor lease" provisions of former Section 168(f)(8) of the Code;

          (n) none of the assets of Allen directly or indirectly secures any debt, the interest on which is tax exempt under Section 103(a) of the Code;

          (o) none of the assets of Allen is "tax-exempt use property" within the meaning of Section 168(h) of the Code;

          (p)  Allen has not made a deemed dividend  election  under former
Section 1.1502-32(f)(2) of the Treasury Regulations or a consent dividend election under Section 565 of the Code;

          (q) Allen has never been a member of an affiliated group filing consolidated returns other than a group of which Allen is the parent corporation;

          (r) there are no outstanding balances of deferred gain or loss accounts related to deferred intercompany transactions with respect to Allen under Sections 1.1502-13 or 1.1502-14 of the Treasury Regulations; and

          (s) Allen is not (nor has ever been) a party to any tax sharing agreement, has not assumed the liability of any other person under contract and does not have any liability under Section 1.1502-6 of the Treasury Regulations or analogous state, local or foreign law.

     Section 21.s LITIGATION. Except as disclosed on SCHEDULE 4.21, there are no actions, suits, proceedings, arbitrations or investigations pending or, to the knowledge of any of the Allen Shareholders, threatened before any court, any governmental agency or instrumentality or any arbitration panel, against or affecting Allen or its directors, officers, or employees, and no Allen Shareholder knows of any basis therefor. Allen is not subject to any currently pending judgment, order or decree entered in any lawsuit or proceeding.

     Section 22.s ENVIRONMENTAL COMPLIANCE. (a) To the knowledge of each Allen Shareholder, Allen possesses all necessary licenses, permits and other approvals and authorizations that are required under, and is, and at all times has been, in material compliance with such licenses, permits and other approvals and authorizations and is, and at all times has been, in material compliance with, all federal, state, local and foreign laws, common law duties, ordinances, codes and regulations relating to pollution or the protection of the environment (collectively, "Environmental Laws"), including without limitation all Environmental Laws governing the generation, use, collection, treatment, storage, transportation, recovery, removal, discharge, manufacture, processing, distribution, handling or disposal of hazardous substances or wastes, and all Environmental Laws imposing record-keeping, maintenance, testing, inspection, notification and reporting requirements with respect to hazardous substances or wastes. For purposes of this Agreement, "hazardous substances" and "hazardous wastes" are materials defined as "hazardous substances," "hazardous wastes," "hazardous constituents," "toxic substances," or " radioactive materials" in (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601-9675, as amended by the Superfund Amendments and Reauthorization Act of 1986, and any amendments thereto and regulations thereunder; (ii) the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901-6992, as amended by the Hazardous and Solid Waste Amendments of 1984, and any amendments thereto and regulations thereunder; (iii) the Clean Air Act, 42 U.S.C. 7401, et. seq., and any amendments thereto and regulations thereunder; (iv) the Clean Water Act, 33 U.S.C. 1251, et. seq., and any amendments thereto and regulations thereunder; (v) the Toxic Substances Control Act, 15 U.S.C. Section 2601, et. seq., (vi) the Atomic Energy Act, 42 U.S.C. Section 2011, et. seq.
(vii) the Oil Pollution Act of 1990, 33 U.S.C. Sections 2701-2761, and any amendments thereto and regulations thereunder; or (viii) any other federal, state, local or foreign Environmental Law or regulation.

          (b) No Environmental Claims have been asserted within the past five years against Allen or, except as disclosed on SCHEDULE 4.22, a predecessor-in-interest of Allen, regarding (i) the operations of Allen or any predecessor-in-interest, (ii) the assets of Allen or any predecessor-in-interest, or (iii) any properties now or previously owned or leased by Allen or any predecessor-in-interest. No Allen Shareholder has knowledge of any threatened or pending Environmental Claims against Allen or a predecessor-in-interest of Allen which are reasonably likely to result in Environmental Liabilities regarding (i) the operations of Allen or any predecessor-in-interest, (ii) the assets of Allen or any predecessor-in-interest, or (iii) any properties now or previously owned or leased by any member of the Allen or any predecessor-in-interest. No Allen Shareholder has actual knowledge of any Environmental Claims that have been asserted against any facilities that may have received Hazardous Materials generated by Allen or any predecessor-in-interest that is reasonably likely to result in an Environmental Liability.

          (c) Except as disclosed on SCHEDULE 4.22 or in an Environmental Report referred to in Section 4.22(f), to the knowledge of each Allen Shareholder, there are no Hazardous Materials used, disposed of, discharged or stored by Allen, and any Hazardous Materials disclosed on
SCHEDULE 4.22 as used, disposed of, discharged or stored are and have been so used, disposed of, discharged or stored in compliance with Environmental Laws. To the knowledge of each Allen Shareholder there has been no Release
(i) at any of the properties now or previously owned, operated or leased by Allen or any predecessor-in-interest, (ii) from any assets owned, leased or operated by Allen or any predecessor-in-interest, or (iii) at any disposal, storage or treatment facility which received Hazardous Materials generated by Allen or any predecessor-in-interest which is reasonably likely to result in Environmental Liabilities. Allen has not engaged any person to handle, transport or dispose of Hazardous Materials on its behalf, and the disposal by Allen of its Hazardous Materials has been in compliance with all Environmental Laws.

          (d) There are no underground tanks, active or abandoned, of any type (including tanks storing gasoline, diesel fuel, oil or other petroleum products) or disposal sites for hazardous substances, hazardous wastes or any other waste, located on or under the real estate currently owned, leased or used by Allen and there were no such disposal sites located on or under the real estate previously owned, leased or used by Allen on the date of the sale thereof by Allen or during the period of lease for use by Allen.

          (e)  There   are   no   past   or   present  events,  conditions,
circumstances, activities or practices which may interfere with or prevent continued compliance with current Environmental Laws.

          (f) There have been no environmental investigations, studies, audits, tests, reviews or other analyses (collectively, "Environmental Reports") conducted by, or which are in the possession or control of, Allen that have been provided to a Governmental Entity in relation to any premises owned, operated or leased by Allen except for those Environmental Reports which have been made available to UNIFAB prior to the date hereof, which Environmental Reports are listed on SCHEDULE 4.22. The Allen Shareholders have caused UNIFAB to be provided with complete copies of any Environmental Reports referenced herein.

     Section 23.f COMPLIANCE WITH LAW; PERMITS. (a) The operations and activities of Allen comply in all material respects with all applicable laws, regulations, ordinances, rules or orders of any federal, state or local court or any governmental authority.

          (b) Allen possesses all material governmental licenses, permits and other governmental authorizations that are (i) required under all federal, state and local laws and regulations for the ownership, use and operation of its assets or (ii) otherwise necessary to permit the conduct of its business without interruption, and such licenses, permits and authorizations are in full force and effect and have been and are being complied with by it. Allen has received no written notice of any violation of any of the terms or conditions of any such license, permit or authorization and no Allen Shareholder has knowledge of any facts or circumstances that could form the basis of a revocation, claim, citation or allegation against it for a violation of any such license, permit or authorization. No such license, permit or authorization or any renewal thereof will be terminated, revoked, suspended, modified or limited in any respect as a result of the transactions contemplated by this Agreement.

     Section 24.b SAFETY AND HEALTH. The property and assets of Allen have been and are being operated in material compliance with all Applicable Laws designed to protect safety or health, or both, including, without limitation, the Occupational Safety and Health Act and the regulations promulgated pursuant thereto. Allen has not received any written notice of any violations, deficiency, investigation or inquiry from any Governmental Entity, employer or third party under any such Applicable Law and no Allen Shareholder knows of any such investigation or inquiry that is planned or threatened.

     Section 25.b TRANSACTIONS WITH RELATED PARTIES. Except for payments to employees of salaries, wages and reimbursement of expenses incurred in the course of their employment consistent with past practices,

          (a) SCHEDULE 4.25(A) lists all transactions between the Allen Latest Balance Sheet and the date of this Agreement involving or for the benefit of Allen, on the one hand, and any person who is or was a shareholder, director or officer of Allen or an Affiliate of such shareholder, director or officer, on the other hand, including (i) any debtor or creditor relationship, (ii) any transfer or lease of real or personal property, (iii) wages, salaries, commissions, bonuses and agreements relating to employment, (iv) purchases or sales of products or services, and (v) sales of products or services to third parties.

          (b) SCHEDULE 4.25(B) lists (i) all material agreements and claims of any nature that any person who is or was a shareholder, officer or director of Allen or Affiliate of such shareholder, officer or director has with or against Allen as of the date of this Agreement that are not specifically identified on the Allen Latest Balance Sheet and (ii) all material agreements and claims of any nature that Allen has with or against any person who is or was a shareholder, officer or director of Allen or Affiliate of such shareholder, officer or director as of the date of this Agreement that are not specifically identified on the Allen Latest Balance Sheet.

     Section 26.b BROKER'S AND FINDER'S FEE. No agent, broker, Person or firm acting on behalf of Allen other than Chaffe & Associates, Inc., is or will be entitled to any commission or broker's or finder's fee from any of the parties hereto, or from any person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated herein. The Allen Shareholders represent and warrant that the fee due Chaffe & Associates, Inc., in the amount of $20,000, is the separate obligation of Allen.

     Section 27.b MATERIALITY. Where representations and warranties are made in Article 4 the performance and fulfillment of which are qualified as to materiality, such qualification as to all such representations and warranties does not, in the aggregate, have a Material Adverse Effect.

     Section 28.b DISCLOSURE. To the knowledge of each Allen Shareholder, no representations or warranties by any of them in this Agreement and no statement contained in any document (including, without limitation, the financial statements, certificates, or other writings) furnished or to be furnished by Allen to UNIFAB or any of its representatives pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

    ARTICLE 5  REPRESENTATIONS AND WARRANTIES OF UNIFAB AND SUB

     UNIFAB and Sub represent and warrant to and agrees with Allen and the Allen Shareholders, as of the date hereof and as of the Closing Date, as follows:

     Section 1.b ORGANIZATION. UNIFAB is a corporation and Sub is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Louisiana and have all requisite power and authority to carry on their business as now being conducted and to own their properties. Each other member of the UNIFAB Affiliated Group is duly organized under the laws of the state or foreign nation of its organization and has all the requisite power and authority under the laws of such jurisdiction to carry on its business as now being conducted and to own its properties. Each member of the UNIFAB Affiliated Group is duly qualified to do business and is in good standing in each state and foreign jurisdiction in which the character or location of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except those jurisdictions, if any, in which the failure to be so qualified would not individually or in the aggregate have a Material Adverse Effect.

     Section 2.b CAPITALIZATION. (a) The authorized capital stock of UNIFAB consists exclusively of 25 million shares of capital stock, comprised of (i) 20 million shares of Common Stock, $.01 par value per share, of which 5,048,655 shares are issued and outstanding and no shares are held in its treasury, and (ii) 5 million shares of preferred stock, no par value per share, none of which are issued or outstanding. All of such issued and outstanding shares have been validly issued, are fully paid and nonassessable and were issued free of preemptive rights, in compliance with any rights of first refusal, and in compliance with all legal requirements.

          (b) UNIFAB is the sole member of Sub and the owner of the entire equity interest of Sub.

     Section 3.b AUTHORITY; ENFORCEABLE AGREEMENTS. (a) UNIFAB and Sub each has the requisite power and authority to enter into this Agreement and to consummate the transactions described herein. The execution and delivery of this Agreement by UNIFAB and Sub and the consummation by UNIFAB and Sub of the transactions described herein have been duly authorized by all necessary corporate action on the part of UNIFAB and all requisite action on the part of Sub.

          (b) This Agreement has been duly executed and delivered by UNIFAB and Sub, and constitutes a valid and binding obligation of UNIFAB and Sub, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally or by general equitable principles. The other agreements entered, or to be entered, into by UNIFAB and Sub in connection with this Agreement have been, or will be, duly executed and delivered by UNIFAB and Sub, and constitute, or will constitute, valid and binding obligations of UNIFAB and Sub, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally or by general equitable principles.

     Section 4.b NO CONFLICTS OR CONSENTS. (a) Neither the execution, delivery or performance of this Agreement by UNIFAB or Sub nor the consummation of the transactions contemplated hereby will violate, conflict with, or result in a breach of any provision of, constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, result in the termination of, or accelerate the performance required by, or result in the creation of any adverse claim against any of the properties or assets of any member of the UNIFAB Affiliated Group under, (i) the certificates of incorporation, by-laws, articles of organization, operating agreements or other organizational documents of any member of the UNIFAB Affiliated Group, (ii) any note, bond, mortgage, indenture, deed of trust, lease, license, agreement or other instrument or obligation to which any member of the UNIFAB Affiliated Group is a party, or by which any member of the UNIFAB Affiliated Group or any of its assets are bound, or (iii) any Applicable Law to which any member of the UNIFAB Affiliated Group is subject or by which any member of the UNIFAB Affiliated Group or any of the assets of the foregoing are bound which would, individually or in the aggregate, have a Material Adverse Effect.

          (b)  No  consent  or approval  of,  any  Governmental  Entity  is required by or with respect to UNIFAB or any of its Subsidiaries in connection with the execution and delivery of this Agreement by UNIFAB or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except for: (i) the filing and recordation requirements of the LBCL with respect to the Certificate of Merger and the filing of appropriate documents with the relevant authorities of other states in which UNIFAB or any of its Subsidiaries is qualified to do business, and (ii) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on UNIFAB or would not materially impair the ability of UNIFAB to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

     Section 5.b SEC DOCUMENTS; FINANCIAL STATEMENTS; LIABILITIES. (a) UNIFAB has filed all required reports, schedules, forms, statements and other documents with the SEC since September 18, 1997. As of their respective dates, the UNIFAB Disclosure Documents, and any such reports, forms and documents filed by UNIFAB with the SEC after the date hereof, complied, or will comply, in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Documents, and except to the extent that information contained in any UNIFAB Disclosure Document has been revised or superseded by a later filed UNIFAB Disclosure Document, none of such Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (b)  The  UNIFAB  Audited  Financial  Statements  included in the
UNIFAB Disclosure Documents have been audited by the certified public accountants identified therein in accordance with generally accepted auditing standards, have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods, and present fairly the financial position of UNIFAB at such dates and the results of operations and cash flow for the periods then ended, except, in the case of the UNIFAB Interim Financial Statements, as permitted by Rule 10-01 of Regulation S-X of the SEC. Except as and to the extent set forth on the Latest UNIFAB Balance Sheet, including all notes thereto, UNIFAB does not have any material liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of UNIFAB or in the notes thereto, prepared in accordance with generally accepted accounting principles consistently applied, except liabilities arising since the date of the UNIFAB Latest Balance Sheet and as permitted by this Agreement and that are not material individually or in the aggregate.

          (c)  The   UNIFAB   Latest  Balance  Sheet  includes  appropriate
reserves for all Taxes and other liabilities incurred as of such date but not yet payable.

          (d) Since the date of the UNIFAB Latest Balance Sheet, there has been no change that has had or is likely to have a Material Adverse Effect on UNIFAB.

     Section 6.d LEGALITY OF UNIFAB COMMON STOCK. The UNIFAB Common Stock to be issued in connection with the Merger, when issued and delivered in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and non-assessable.

     Section 7.d TAX MATTERS. Each of the following is true with respect to UNIFAB:

          (a) all Returns have been or will be timely filed by UNIFAB when due in accordance with all applicable laws; all Taxes shown on the Returns have been or will be timely paid when due; the Returns have been properly completed in compliance with all applicable laws and regulations and completely and accurately reflected the facts regarding the income, expenses, properties, business and operations required to be shown thereon; the Returns are not subject to penalties under Section 6662 of the Code (or any corresponding provision of state, local or foreign tax law);

          (b) UNIFAB has paid all Taxes required to be paid by it (whether or not shown on a Return) or for which it could be liable, whether to taxing authorities or to other persons under tax allocation agreements or otherwise, and the charges, accruals, and reserves for Taxes due, or accrued but not yet due, relating to its income, properties, transactions or operations for any Pre-Closing Period as reflected on its books (including, without limitation, the UNIFAB Latest Balance Sheet) are adequate to cover such Taxes;

          (c) there are no agreements or consents currently in effect for the extension or waiver of the time (A) to file any Return or (B) for assessment or collection of any Taxes relating to the income, properties or operations of UNIFAB for any Pre-Closing Period, and UNIFAB has not been requested to enter into any such agreement or consent;

          (d) there are no Liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of UNIFAB;

          (e) all material elections with respect to Taxes affecting UNIFAB are set forth in SCHEDULE 5.7(E);

          (f) all Taxes that UNIFAB is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the appropriate governmental authorities to the extent due and payable;

          (g) SCHEDULE 5.7(G) hereto sets forth (A) the taxable years of UNIFAB as to which the respective statutes of limitations with respect to Taxes have not expired, and (B) with respect to such taxable years sets forth those years for which examinations have not been completed, those years for which examinations are currently being conducted, those years for which examinations have not been initiated, and those years for which required Returns have not yet been filed. SCHEDULE 5.7(G) lists each state and foreign jurisdiction in which UNIFAB has, in the last three years, filed a Return, and no Return is required for any other state or foreign jurisdiction;

          (h) all tax deficiencies which have been asserted or, to UNIFAB's knowledge, claimed or proposed against UNIFAB ("Tax Deficiencies") have been fully paid or finally settled, and no issue has been raised in any examination which, by application of similar principles, can be expected to result in the proposal or assertion of a Tax Deficiency for any other year not so examined;

          (i) to UNIFAB's knowledge, no facts exist that would constitute the basis for the proposal or assertion of any Tax Deficiencies for any unexamined year or for the recharacterization of any item of income, expense or deduction set forth on the Returns, and UNIFAB has complied in all material respects with all applicable Tax laws;

          (j) UNIFAB is not a party to any agreement, contract, arrangement or plan that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Code
Section 280G (or any comparable provision of state or local law);

          (k) UNIFAB has not agreed, nor is it required, to make any adjustment under Code Section 481(a) (or any comparable provision of state or local law) by reason of a change in accounting method or otherwise;

          (l) UNIFAB has not filed a consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state, local or foreign income law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign income law) apply to any disposition of any asset owned by it;

          (m) none of the assets of UNIFAB is property that it is required to treat as being owned by any other person pursuant to the so-called "safe harbor lease" provisions of former Section 168(f)(8) of the Code;

          (n) none of the assets of UNIFAB directly or indirectly secures any debt, the interest on which is tax exempt under Section 103(a) of the Code;

          (o) none of the assets of UNIFAB is "tax-exempt use property" within the meaning of Section 168(h) of the Code;

          (p)  UNIFAB  has not made a deemed dividend election under former
Section 1.1502-32(f)(2) of the Treasury Regulations or a consent dividend election under Section 565 of the Code;

          (q) UNIFAB has never been a member of an affiliated group filing consolidated returns other than a group of which UNIFAB is the parent corporation;

          (r) there are no outstanding balances of deferred gain or loss accounts related to deferred intercompany transactions with respect to UNIFAB under Sections 1.1502-13 or 1.1502-14 of the Treasury Regulations; and

          (s) UNIFAB is not (nor has ever been) a party to any tax sharing agreement, has not assumed the liability of any other person under contract and does not have any liability under Section 1.1502-6 of the Treasury Regulations or analogous state, local or foreign law.

     Section 8.s LITIGATION. Except as disclosed on SCHEDULE 5.8, there are no actions, suits, proceedings, arbitrations or investigations pending or, to the knowledge of UNIFAB, threatened before any court, any governmental agency or instrumentality or any arbitration panel, against or affecting UNIFAB or its directors, officers, or employees, and UNIFAB knows of no basis therefor. UNIFAB is not subject to any currently pending judgment, order or decree entered in any lawsuit or proceeding.

     Section 9.s COMPLIANCE WITH LAW; PERMITS. (a) The operations and activities of UNIFAB comply in all material respects with all applicable laws, regulations, ordinances, rules or orders of any federal, state or local court or any governmental authority.

          (b) UNIFAB possesses all material governmental licenses, permits and other governmental authorizations that are (i) required under all federal, state and local laws and regulations for the ownership, use and operation of its assets or (ii) otherwise necessary to permit the conduct of its business without interruption, and such licenses, permits and authorizations are in full force and effect and have been and are being complied with by it. UNIFAB has received no notice of any violation of any of the terms or conditions of any such license, permit or authorization and UNIFAB has no knowledge of any facts or circumstances that could form the basis of a revocation, claim, citation or allegation against it for a violation of any such license, permit or authorization. No such license, permit or authorization or any renewal thereof will be terminated, revoked, suspended, modified or limited in any respect as a result of the transactions contemplated by this Agreement.

     Section 10.b BROKER'S AND FINDER'S FEE. No agent, broker, Person or firm acting on behalf of UNIFAB is or will be entitled to any commission or broker's or finder's fee from any of the parties hereto, or from any person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated herein. The firm of Stephens Inc. will be paid a fee for advising UNIFAB with respect to investment-banking related matters and for rendering a fairness opinion in connection with the Merger.

     Section 5.11 DISCLOSURE. To UNIFAB's knowledge, no representations or warranties by UNIFAB in this Agreement and no statement contained in any document (including, without limitation, the financial statements, certificates, or other writings) furnished or to be furnished by UNIFAB to Allen or any of its representatives pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

        ARTICLE 5A.  REPRESENTATIONS AND WARRANTIES OF THE
                   ALLEN SHAREHOLDERS AND UNIFAB

     The Allen Shareholders and UNIFAB represent and warrant to each other that they have each independently reviewed the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and agree that no filing is required thereunder with respect to the Merger.

                 ARTICLE 6  PRE-CLOSING COVENANTS

     Section 1.b CONDUCT OF BUSINESS PRIOR TO THE CLOSING DATE. During the period from the date of this Agreement to the Effective Time, Allen, the Allen Shareholders, and UNIFAB shall each use its best efforts to preserve the possession and control of all of its assets other than those consumed or disposed of for value in the ordinary course of business or pursuant to the terms of this Agreement, to preserve the goodwill of suppliers, customers and others having business relations with it and to do nothing knowingly to impair its ability to keep and preserve its business as it exists on the date of this Agreement. Without the prior written consent of the other party, neither Allen nor any Allen Shareholder nor UNIFAB shall commit or suffer to occur any act or omission that (i) would cause a breach of any agreement, commitment or covenant of such party contained in this Agreement in any material respect or (ii) would cause its representations and warranties contained in Articles 4 and 5, respectively, to become untrue in any material respect. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time of the Merger each of Allen and UNIFAB shall conduct its business only in the ordinary course consistent with past practices.

     Section 2.b NO SOLICITATIONS. (A) Neither Allen nor any Allen Shareholder shall directly or indirectly, either individually or through any officer, director, employee, representative, agent or affiliate of Allen, (i) initiate, solicit, encourage or otherwise facilitate the initiation or submission of any inquiries, proposals or offers that constitute or may reasonably be expected to lead to an Acquisition Proposal (as defined below), (ii) enter into or maintain or continue discussions or negotiate with any Person in furtherance of such inquiries or to obtain an Acquisition Proposal or (iii) agree to, approve, recommend, or endorse any Acquisition Proposal.

          (B) For purposes of this Agreement, "Acquisition Proposal" means an inquiry, offer or proposal regarding any of the following (other than the transactions contemplated by this Agreement) involving Allen: (i) any merger, reorganization, consolidation, share exchange, recapitalization, business combination, liquidation, dissolution, or other similar transaction involving, or, any sale, lease, exchange, mortgage, pledge, transfer or other disposition of, all or any significant portion of the assets or 10% or more of the equity securities of, Allen in a single transaction or series of related transactions which could reasonably be expected to interfere with the completion of the Merger; (ii) any tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of Allen; or (iii) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

          (C) Allen or any Allen Shareholder shall promptly notify UNIFAB after receipt of any Acquisition Proposal or any request for nonpublic information relating to Allen or any of its Subsidiaries in connection with an Acquisition Proposal or for access to any of the premises, books or records of Allen or any Subsidiary by any person or entity that informs Allen or its Board of Directors, formally or informally, that it is considering making, or has made, an Acquisition Proposal. Such notice to UNIFAB shall be made orally and in writing and shall indicate in reasonable detail the identity of the offering party and the terms and conditions of such proposal, inquiry or contact; except such disclosure shall be made to UNIFAB only to the extent such disclosure does not violate the fiduciary responsibilities of the Board of Directors of Allen, after being advised by its legal counsel, in which case Allen shall provide UNIFAB with a summary of the terms and conditions of such proposal, inquiry or contact.

     Section 3.a PRESS RELEASES. Allen and UNIFAB will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press releases or other public statements with respect to any transactions described in this Agreement, including the Merger, and shall not issue any such press releases or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to a listing agreement with NASDAQ.

     Section 4.a  ACCESS  TO  INFORMATION  AND  CONFIDENTIALITY.  Until the
Effective  Time,  Allen  shall  afford  to  UNIFAB  and  to  its  officers, employees, accountants, counsel, financial advisors and other representatives, reasonable access during normal business hours to its premises, books and records and will furnish UNIFAB such other information with respect to its business and properties as UNIFAB reasonably requests.

     Section 5.a CONSULTATION AND REPORTING. During the period from the date of this Agreement to the Closing Date, each of Allen and UNIFAB will confer on a regular and frequent basis with the other to report material operational matters and to report on the general status of ongoing operations. Each of Allen and UNIFAB will notify the other promptly of any unexpected emergency or other change in the normal course of its business or in the operation of its properties and of any governmental complaints, investigations, adjudicatory proceedings, or hearings (or communications indicating that the same may be contemplated) and will keep the other fully informed of such events and permit its representatives prompt access to all materials prepared by or on behalf of such party or served on them, in connection therewith.

     Section 6.a NOTIFICATION OF CHANGES. (a) Each of Allen and the Allen Shareholders shall promptly notify UNIFAB of any event that causes any representation or warranty given by the Allen Shareholders in Article 4 to become untrue. UNIFAB shall promptly notify each of Allen and the Allen Shareholders of any event that causes any representation or warranty given by UNIFAB and Sub in Article 5 to become untrue.

          (b) The Allen Shareholders and UNIFAB shall each have the right until the Closing to supplement or amend any of the Schedules described in Articles 4 or 5 with respect to any matter arising or discovered after the date of this Agreement which, if existing or known on the date of this Agreement, would have been required to be set forth or described in such Schedules. For all purposes of this Agreement, including for purposes of determining whether the conditions set forth in Article 8 have been fulfilled, the Schedules shall be deemed to include only that information contained therein on the date of this Agreement and shall be deemed to exclude all information contained in any supplement or amendment thereto, except to the extent that they reflect an event or condition that would be beneficial to the other party; provided, however, that if the Closing shall occur, then all matters disclosed pursuant to any such supplement or amendment shall be deemed included in the Schedules at Closing (without necessity of a written waiver or other action on the part of any party) and to modify the applicable representations and warranties for all purposes.

     Section 7.b SUB MEMBER APPROVAL. UNIFAB, as the sole member of Sub, shall take all action necessary to effect the necessary approval by Sub of this Agreement.

     Section 8.b ENVIRONMENTAL DUE DILIGENCE. During the period from the date of this Agreement through and including five Business Days before the Closing Date, UNIFAB shall have the right at its sole cost, risk and expense to make, or cause to be made, an environmental assessment of the operations and physical premises of Allen. To the extent the obligations hereunder would not require the interruption of existing services or materially interfere with customer relationships, Allen shall fully cooperate in affording access to its physical premises in order to permit UNIFAB or its agents to ascertain the general environmental condition of such physical premises and operations.

                 ARTICLE 7  POST-CLOSING COVENANTS

     Section 1.b RESTRICTIONS ON RESALE. UNIFAB has informed the Allen Shareholders that UNIFAB intends to account for the Merger as a pooling-of-interests under generally accepted accounting principles. UNIFAB has also informed the Allen Shareholders that its ability to account for the merger as a pooling-of-interests was a material factor considered by UNIFAB in UNIFAB's decision to enter into this Agreement. Therefore, pursuant to generally accepted accounting principles, prior to the publication and dissemination by UNIFAB of consolidated financial results which include results of the combined operations of the Surviving Company and UNIFAB for at least 30 days on a consolidated basis following the Effective Time, the Allen Shareholders shall not sell, offer to sell, or otherwise transfer or dispose of, any of the Merger Consideration received by Allen Shareholders. The certificates evidencing the Merger Consideration to be received by the Allen Shareholders will bear a legend substantially in the form set forth in Section 4.4 hereof.

     Section 2.b TAX-FREE REORGANIZATION. UNIFAB and the Allen Shareholders are entering into this Agreement with the intention that the Merger qualify as a tax-free reorganization for federal income tax purposes and neither the Allen Shareholders nor UNIFAB will take any actions that disqualify the Merger for such treatment.

     Section 3.b RELEASE AND INDEMNIFICATION OF WILLIAM A. HINES. Promptly after Closing, and in no event later than three business days after the Closing Date, UNIFAB shall have released those items reflected on SCHEDULE
7.3 as obligations of William A. Hines. UNIFAB hereby agrees to indemnify and hold harmless William A. Hines from any and all liabilities, costs and expenses whatsoever, including without limitation reasonable attorneys fees and costs, arising from any enforcement, threatened enforcement or attempts to enforce the aforementioned obligations against William A. Hines.

                   ARTICLE 8  CLOSING CONDITIONS

     Section 1.b CONDITIONS APPLICABLE TO ALL PARTIES. The obligations of each of the parties hereto to effect the Merger and the other transactions contemplated by this Agreement are subject to the satisfaction or waiver of the following conditions at or prior to the Closing:

          (a) NO RESTRAINING ACTION. No action, suit, or proceeding before any court or governmental or regulatory authority will be pending, no investigation by any governmental or regulatory authority will have been commenced, and no action, suit or proceeding by any governmental or regulatory authority will have been threatened, against Allen, any Allen Shareholder, UNIFAB or any of the principals, officers, managers or directors of Allen or UNIFAB seeking to restrain, prevent or change the transactions contemplated hereby or questioning the legality or validity of any such transactions or seeking damages in connection with any such transactions.

          (b) STATUTORY REQUIREMENTS AND REGULATORY APPROVAL. All statutory requirements under Section 112 or the LBCL and Section 1358-1360 of the LLCL for valid consummation of the Merger shall have been fulfilled and all appropriate orders, consents and approvals from all regulatory agencies and other governmental authorities whose order, consent or approval is required by law for the consummation of the Merger shall have been received.

     Section 2.b CONDITIONS TO UNIFAB'S OBLIGATIONS. The obligations of UNIFAB to effect the Merger and the other transactions contemplated by this Agreement are also subject to the satisfaction or waiver of the following conditions at or prior to the Closing:

          (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. (i) All representations and warranties of the Allen Shareholders in this Agreement or in any certificate or document delivered to UNIFAB pursuant hereto as of the date hereof (without regard to any Schedule updates furnished by Allen after the date hereof, as contemplated by Section 6.6(b)), if made on and as of the Closing Date, would then be true and correct in all material respects, and (ii) Allen and the Allen Shareholders will have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or on the Closing Date.

          (b) NO MATERIAL ADVERSE CHANGE. There shall not have occurred any Material Adverse Change from the date of the Allen Latest Balance Sheet to the Closing Date in the financial condition, results of operations, properties or business of Allen.

          (c) SHAREHOLDER ACTION. Each and every Allen Shareholder shall have waived, in writing, with respect to shares held by the remaining Allen Shareholders, Allen's right to purchase Allen Common Stock pursuant to
Article V of Allen's articles of incorporation.

          (d) CONSENTS AND APPROVALS. All governmental and other third-party consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement, or to permit the continued operation of the business of Allen in substantially the same manner after the Closing Date as before, will have been received.

          (e) DEBT LIMITATION. Allen's aggregate indebtedness as shown on Allen's Interim Financial Statements shall not exceed $10 million, except
(i) to provide necessary working capital for Allen to sustain its operations, and (ii) as consented to in writing by UNIFAB, which consent shall not be unreasonably withheld.

          (f)  POOLING-OF-INTERESTS.   UNIFAB shall be reasonably satisfied
that the Merger will qualify for pooling-of-interests treatment under generally accepted accounting principles.

          (g)  NO TAXABLE  GAIN.   UNIFAB will be reasonably satisfied that
no taxable gain will be recognized by UNIFAB, Sub or Allen as a result of the Merger under any applicable Tax law or regulation.

          (h)  PORTER,  JR.  EMPLOYMENT  AGREEMENT.    UNIFAB   shall  have
received  an  employment   agreement,  substantially  in  the form attached
hereto as EXHIBIT 8.2(H), from Allen C. Porter, Jr..

          (i)  NON-COMPETITION  AGREEMENT.   UNIFAB shall have  received  a
noncompetition  agreement, substantially in the  form  attached  hereto  as
EXHIBIT 8.2(I), from William A. Hines.

          (j)  LOCKUP  LETTER.   UNIFAB shall have received a lockup letter
agreement, substantially in the form attached hereto as EXHIBIT 8.2(J) from William A. Hines.

          (k) OPINION OF COUNSEL. UNIFAB shall have received from Simon, Peragine, Smith & Redfearn, LLP, counsel to Allen and to the Allen Shareholders, an opinion, dated as of the Closing Date, to the effect set forth in EXHIBIT 8.2(K).

     Section 3.k CONDITIONS TO THE OBLIGATIONS OF ALLEN AND THE ALLEN SHAREHOLDERS. The obligations of Allen and the Allen Shareholders to effect the Merger and the other transactions contemplated by this Agreement are also subject to the satisfaction or waiver of the following conditions at or prior to the Closing:

          (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. (i) The representations and warranties of UNIFAB and Sub in this Agreement or in any certificate or document delivered to Allen and the Allen Shareholders pursuant hereto as of the date hereof (without regard to any Schedule updates furnished by UNIFAB or Sub after the date hereof, as contemplated by Section 6.6(b)), if made on and as of the Closing Date, would then be true and correct in all material respects, and (ii) UNIFAB and Sub will have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or on the Closing Date.

          (b) NO MATERIAL ADVERSE CHANGE. There shall not have occurred any Material Adverse Change from the date of the UNIFAB Latest Balance Sheet to the Closing Date in the financial condition, results of operations or business of UNIFAB.

          (c) CONSENTS AND APPROVALS. All governmental and other third-party consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement will have been received.

          (d) REGISTRATION RIGHTS AGREEMENT. The Allen Shareholders shall have received an agreement substantially in the form set forth in EXHIBIT 8.3(D) pursuant to which UNIFAB will grant to the Allen Shareholders certain piggy-back registration rights with respect to the shares of UNIFAB Common Stock received by them in the Merger.

          (e) OPINION OF COUNSEL. Allen and the Allen Shareholders shall have received from Jones, Walker, Waechter, Poitevent, Carr<e`>re &
Den<e`>gre, L.L.P., counsel for UNIFAB, an opinion, dated as of the Closing Date, to the effect set forth in EXHIBIT 8.3(E).

          (f) NO TAXABLE GAIN. The Allen Shareholders shall be reasonably satisfied that they will not recognize any taxable gain as a result of the Merger under any applicable Tax law or regulation.

          (g) BOARD OF DIRECTORS. The Board of Directors of UNIFAB (the "Board") shall have taken all action necessary to (i) increase the number of directors on the Board to six and the number of Class III directors to two, and (ii) appoint William A. Hines to fill the vacancy on the Board created thereby.

          (h) PROMISSORY NOTE. Each Allen Shareholder shall have received a promissory note made by UNIFAB under which UNIFAB will pay to such Allen Shareholder 40% of his allocable share of the net income for federal and Louisiana state income tax purposes of Allen for the Allen Tax Year, which promissory note shall be in the form set forth in EXHIBIT 8.3(H).

     Section  4.h  WAIVER  OF  CONDITIONS.   Any  condition  to  a  party's
obligation to effect the Merger hereunder may be waived by that party.

         ARTICLE 9  SURVIVAL OF REPRESENTATIONS; INDEMNITY

     Section 1.h POST-CLOSING REMEDIES. After the Effective Time, in the absence of fraud, the provisions of this Article 9 shall constitute the exclusive remedies of the parties for any breach of or non-compliance with any of the representations, warranties or agreements set forth in Article 4, Article 5 or any certificate delivered pursuant to Section 8.2(f) or
Section 8.3(d) of this Agreement.

     Section 2.h INDEMNIFICATION BY ALLEN SHAREHOLDERS. The Allen Shareholders agree to indemnify, defend, protect and hold harmless UNIFAB and Sub, at all times from and after the Effective Time, from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including but not limited to reasonable attorneys' fees and expenses of investigation) (collectively, "Damages") incurred by either of them as a result of or incident to any breach or non-fulfillment of any representation, warranty or agreement made by Allen or the Allen Shareholders in Article 4 or any certificate delivered pursuant to Section 8.2(f) hereof; provided, however, that in the absence of fraud the sole remedy of UNIFAB and Sub for indemnification hereunder for breach or non-fulfillment of any such representation, warranty, agreement or certificate shall be recourse by UNIFAB and Sub to the Escrow Shares and Escrow Cash pursuant to Sections 9.4 and 9.5; and provided, further, that each Allen Shareholder agrees to remain personally obligated to indemnify and hold harmless UNIFAB and Sub for Damages caused by the breach or non-fulfillment of a representation, warranty or agreement made by him in
Section 4.1 or Section 4.2 without limitation as to either time or amount.

     Section 3.h INDEMNIFICATION BY UNIFAB. UNIFAB covenants and agrees that it will indemnify, defend, protect and hold harmless each Allen Shareholder at all times from and after the Effective Time, from and against all Damages incurred by such Allen Shareholder as a result of or incident to any breach or non-fulfillment of any representation, warranty or agreement of UNIFAB or Sub set forth in Article 5 or in any certificate delivered pursuant to Section 8.3(d); provided, however, that in the absence of fraud UNIFAB shall not have liability to any Allen Shareholder under this Section 9.3 for Damages that in the aggregate exceed the sum of
(i) 10% of the value of the shares of UNIFAB Common Stock issued to such Assenting Allen Shareholder in connection with the Merger, such value to be determined on the basis of the closing price of UNIFAB Common Stock as reported by NASDAQ on the last Business Day prior to the date on which it is determined that an amount is to be paid pursuant to Section 9.4, and
(ii) the Escrow Cash (the "Indemnity Value").

     Section 4.h PROCEDURES. (a) Any party claiming indemnity for Damages under this Article 9 (the "Indemnified Party") shall give prompt notice to the party by whom such indemnity is owed (the "Indemnifying Party") of the occurrence of any such Damages and of the nature and amount thereof (the "Indemnity Claim"); provided however, that no party may claim indemnity for damages under this Article 9 unless an Indemnity Claim (or two or more Indemnity Claims in the aggregate) exceeds $50,000. No notice of any Indemnity Claim may be given after the Escrow Termination Date and any Indemnity Claim given after such date shall be void and of no force or effect. The Indemnifying Party shall respond in writing to such notice within ten Business Days from the date that such notice of an Indemnity Claim is received to either (i) accept the Indemnity Claim as subject to the indemnities provided hereunder, or (ii) challenge the Indemnity Claim on the basis of either (A) the merits, or (B) the amount of the Indemnity Claim. If the Indemnifying Party fails to respond within ten Business Days of receipt of the notice provided for herein, such failure to respond shall be deemed acceptance under clause (i) of the immediately preceding sentence. Any Indemnity Claim so accepted by UNIFAB shall be promptly paid in cash, subject to the limitations set forth in Section 9.3. Any
Indemnity Claim so accepted by or on behalf of one or more of the Allen Shareholders shall be paid as provided in Section 9.5.

          (b) If the Indemnifying Party challenges the Indemnity Claim under Section 9.4(a) above, the parties shall attempt to resolve the challenge through negotiation in good faith. If the matter is not resolved within ten Business Days after notice of the Indemnifying Party's challenge is received by the Indemnified Party, either party may submit such matter to a single arbitrator. The arbitrator will be selected by the joint agreement of the parties, but if they do not agree within 20 calendar days of the lapse of the ten-Business Day period referred to above, the selection shall be made in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Rules"). If no such arbitrator is appointed within 45 calendar days of any such request to such association, either party may apply to a court having jurisdiction to make such appointment. The arbitrator shall conduct the arbitration in the Parish of Iberia, State of Louisiana, in accordance with the Rules and shall make a final determination, to be provided in writing to each party, that resolves the dispute. The prevailing party shall be entitled to recover from the other party the fees of the arbitrator and the administrative costs of the arbitration. The arbitrator shall apply the statutory and decisional law of the State of Louisiana in substantially the same manner as do the courts of the State of Louisiana in the case of contracts made and wholly performed within that jurisdiction. All results of the arbitration proceeding shall be final, conclusive and binding on all parties to this Agreement, and judgment upon the arbitrator's award may be entered in any court of the State of Louisiana having competent jurisdiction, unless such results or award are clearly erroneous on the record before the arbitrator. In the event of an arbitration award in favor of the Indemnified Party, if the Indemnifying Party is (i) UNIFAB, such arbitration award shall be paid in cash, subject to the limitations in
Section 9.3, or (ii) one or more of the Allen Shareholders, such arbitration award shall be paid as provided in Section 9.5.

     Section 5.h ESCROW PROCEDURES. (a) At or after the Effective Time and upon surrender by an Allen Shareholder of his certificates representing his shares of Allen Common Stock pursuant to the provisions of Section 3.2, UNIFAB shall retain the Escrow Shares or Escrow Cash, as the case may be, in escrow to secure the indemnification provided under Section 9.2 above until the later of the Escrow Termination Date or the Extended Escrow Termination Date.

          (b) In all matters pertaining to the indemnification provisions of this Agreement and the disposition of the Escrow Shares in connection therewith, each Allen Shareholder hereby appoints and names Frank J.
Cangelosi, Jr. (or such other Person as shall hereafter be appointed in writing by the Allen Shareholders holding a majority of the outstanding shares of Allen Common Stock immediately before the Effective Time and as shall consent in writing to such appointment), as his authorized representative (the "Allen Shareholder Representative"), and vests the Allen Shareholder Representative with full power and authority to give and receive notices and otherwise act on his behalf with regard to all matters arising under this Article 9.

          (c) In the event of an Indemnity Claim that is either (i) accepted by the Allen Shareholder Representative, or (ii) the subject of an arbitration award pursuant to Section 9.4(b) in favor of UNIFAB or Sub, UNIFAB shall (A) cause a number of Escrow Shares to be canceled such that the value of the canceled Escrow Shares, valued at the Indemnity Value, shall equal the lesser of (x) 91% of the amount of the Indemnity Claim, or
(y) the aggregate value of the Escrow Shares, and (B) reduce the Escrow Cash by an amount that is the lesser of (x) 9% of the Indemnity Claim, or
(y) the Escrow Cash plus accrued interest thereon, if any. In the event Escrow Shares are canceled in accordance with subsection (ii)(A)(x) of this
Section 9.5(c), such Escrow Shares shall be canceled pro rata among the Assenting Allen Shareholders.

          (d) The date of issuance of the first independent audit report of the combined results of UNIFAB and Sub following the Merger shall be the "Escrow Termination Date."

          (e) The date upon which an Indemnity Claim that is not resolved as of the Escrow Termination Date, of which the Allen Shareholder Representative or UNIFAB, as the case may be, receives notice on or before the Escrow Termination Date, is either (i) resolved pursuant to Section 9.4(a) hereof, or (ii) the subject of an arbitration award pursuant to
Section 9.4(b) hereof, shall be the "Extended Escrow Termination Date."

          (f) At the Escrow Termination Date UNIFAB shall (i) cancel the number of Escrow Shares, if any, necessary to satisfy Indemnity Claims pursuant to Section 9.5(c) hereof and distribute the Escrow Shares not canceled to each of the Assenting Allen Shareholders in the name of whom the Escrow Shares are issued, and (ii) reduce the Escrow Cash by an amount necessary to satisfy Indemnity Claims pursuant to Section 9.5(c) hereof and distribute the remaining Escrow Cash plus accrued interest thereon, if any, to Porter in cash. Notwithstanding the provisions of the first sentence of this clause (f), however, in the event an Indemnity Claim is received by UNIFAB or the Allen Shareholder Representative, as the case may be, on or before the Escrow Termination Date and at the Escrow Termination Date is not either (A) satisfied in accordance with Section 9.5(c) hereof, or (B) the subject of an arbitration award sustaining a challenge by the Allen Shareholder Representative, UNIFAB shall retain in safekeeping from the Escrow Shares that are not canceled in accordance with the first sentence of this clause (f) and the remaining Escrow Cash until the Extended Escrow Termination Date a number of Escrow Shares and an amount of Escrow Cash that will, in its discretion, be sufficient to satisfy the pending Indemnity Claim in the event it is satisfied pursuant to Section 9.5(c) hereof and distribute the balance of the Escrow Shares to the Assenting Allen Shareholders and the balance of the Escrow Cash plus accrued interest thereon, if any, to Porter. At the Extended Escrow Termination Date UNIFAB shall (w) cancel the number of retained Escrow Shares, if any, necessary to satisfy 91% of the pending Indemnity Claim pursuant to Section 9.5(c)(i)(A), (x) deliver the remaining retained Escrow Shares to the Assenting Allen Shareholders, (y) reduce the retained Escrow Cash by an amount necessary to satisfy 9% of the pending Indemnity Claims, and (z) distribute the remaining retained Escrow Cash plus accrued interest thereon, if any, to Porter.

          (g) Each Allen Shareholder will deliver to UNIFAB at the Closing, with respect to the Merger Shares, an executed stock power naming UNIFAB attorney-in-fact for such Allen Shareholder for the transfer of the Merger Shares.

                      ARTICLE 10  TERMINATION

     Section 1.h TERMINATION. This Agreement may be terminated and the Merger contemplated herein abandoned at any time before the Effective Time, whether before or after approval by the shareholders of Allen or UNIFAB as follows:

          (a)  MUTUAL CONSENT.  By the mutual consent of Allen and UNIFAB.

          (b) MATERIAL BREACH. By the Board of Directors of either Allen or UNIFAB if there has been a material breach by the other of any representation or warranty contained in this Agreement or of any covenant contained in this Agreement, which in either case cannot be, or has not been, cured within 15 days after written notice of such breach is given to the party committing such breach, provided that the right to effect such cure shall not extend beyond the date set forth in subparagraph (c) below.

          (c) ABANDONMENT. By the Board of Directors of either Allen or UNIFAB if (i) all conditions to Closing required by Article 8 hereof have not been met by or waived by the Closing Date, (ii) any such condition cannot be met by such date and has not been waived by each party in whose favor such condition inures, or (iii) the Merger has not occurred by such date; provided, however, that neither Allen nor UNIFAB shall be entitled to terminate this Agreement pursuant to this subparagraph (c) if such party is in material violation of any of its representations, warranties or covenants in this Agreement.

          (d) GOVERNMENT ACTION. If any governmental authority shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable.

          (e) ENVIRONMENTAL REVIEW. In the event UNIFAB's environmental due diligence of Allen reveals an environmental condition that would have a Material Adverse Effect, UNIFAB may terminate this Agreement at any time prior to five Business Days before the Closing Date by giving notice to Allen.

     Section 2.e EFFECT OF TERMINATION. Upon termination of this Agreement pursuant to this Article 10, this Agreement shall be void and of no effect, and shall result in no obligation of or liability to any party or their respective directors, officers, employees, agents or shareholders, unless such termination was the result of an intentional breach of any representation, warranty or covenant in this Agreement in which case the party who breached the representation, warranty or covenant shall be liable to the other party for damages, and all costs and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement.

                     ARTICLE 11  MISCELLANEOUS

     Section 1.e NOTICES. All notices hereunder must be in writing and will be deemed to have been duly given upon receipt of hand delivery; certified or registered mail, return receipt requested; or telecopy transmission with confirmation of receipt:

          (a)  If to UNIFAB:

               UNIFAB International, Inc.
               5007 Port Road
               P. O. Box 11308
               New Iberia, LA 70562-1308
               Attention:  President
               Fax No. 318-365-3711

               with a copy to:

               Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P. 201 St. Charles Avenue
               Suite 5100
               New Orleans, LA 70170
               Attention:  Carl C. Hanemann
               Fax No. 504-582-8012

          (b) If to Allen or the Allen Shareholders:

               Frank J. Cangelosi, Jr.
               Suite 300
               3636 North Causeway Boulevard
               Metairie, LA  70002
               Fax No.  504-837-3753

               with a copy to:

               Robert L. Redfearn, Esq.
               Simon, Peragine, Smith & Redfearn, L.L.P.
               Suite 3000
               1100 Poydras Street
               New Orleans, LA  70163-3000
               Fax No.  504-569-2999

Such names and addresses may be changed by written notice to each person listed above.

     Section 2.b GOVERNING LAW. This Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of Louisiana, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     Section  3.b  COUNTERPARTS.    This   Agreement  may  be  executed  in
counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

     Section 4.b INTERPRETATION; SCHEDULES. (a) When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference shall be to an Article, or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

          (b) The information set forth in the Schedules to this Agreement is qualified in its entirety by reference to the specific provisions of this Agreement, and is not intended to constitute, and shall not be construed as constituting, separate representations or warranties of the party to which such Schedules relate except as and to the extent provided in this Agreement. Inclusion of information in the Schedules shall not be construed as an admission that such information is material for purposes of the specific provisions of this Agreement to which such information relates. Information included in the Schedules that is not required to be so included under the specific provisions of this Agreement shall be deemed to be included for informational purposes only and information of a similar nature need not be included, at the discretion of the party providing such information.

     Section 5.b ENTIRE AGREEMENT; SEVERABILITY. (a) This Agreement, including the Exhibits and Schedules hereto and the documents referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the parties with respect to such subject matter.

          (b) If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, it is the parties' intention that such determination will not affect the validity or enforceability of any other provision of this Agreement, which provisions will otherwise remain in full force and effect.

     Section 6.b AMENDMENT AND MODIFICATION. This Agreement may be amended or modified only by written agreement of the parties hereto.

     Section 7.b EXTENSION; WAIVER. At any time prior to the Effective Time of the Merger, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance with any of the agreements or conditions contained in this Agreement except for Sections 8.1(a) or (b). The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach. Any waiver must be in writing.

     Section 8.b BINDING EFFECT; BENEFITS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto and their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     Section 9.b ASSIGNABILITY. This Agreement is not assignable by any party hereto without the prior written consent of the other parties.

     Section 10.b EXPENSES. Each of the parties hereto shall pay all of its own expenses relating to the transactions contemplated by this Agreement, including without limitation the fees and expenses of its own financial, legal, accounting and tax advisors.

     Section 11.b GENDER AND CERTAIN DEFINITIONS. All words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

     Section 11.12 INTERVENTION OF ALLEN SHAREHOLDER REPRESENTATIVE. Frank J. Cangelosi, Jr., intervenes and joins in this Agreement for the sole purpose of consenting to and accepting his appointment as the Allen Shareholder Representative pursuant to Section 9.5(b) hereof.




         [THE BALANCE OF THIS PAGE IS DELIBERATELY BLANK]


     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

                              UNIFAB INTERNATIONAL, INC.


                              By:  /s/ Dailey J. Berard
                                   --------------------
                                   Dailey J. Berard, President

                              ATI ACQUISITION, L.L.C.


                              By:  /s/ Dailey J. Berard
                                   --------------------
                                   Dailey J. Berard, Manager

                              ALLEN TANK, INC.


                              By:  /s/ Frank J. Cangelosi, Jr.
                                   ---------------------------
                                   Frank J. Cangelosi, Jr., Treasurer

                              SHAREHOLDERS OF ALLEN TANK, INC.


                                      /s/ Vincent J. Cuevas
                                     -----------------------
                                        Vincent J. Cuevas

                                      /s/ Walter L. Hampton
                                     -----------------------
                                        Walter L. Hampton

                                      /s/ William A. Hines
                                     ----------------------
                                        William A. Hines

                                     /s/ Allen C. Porter, Jr.
                                    --------------------------
                                       Allen C. Porter, Jr.

                                     /s/ Joseph C. Weisberger
                                    --------------------------
                                       Joseph C. Weisberger

                              INTERVENOR

                                      /s/ Frank J. Cangelosi, Jr.
                                     -----------------------------
                                        Frank J. Cangelosi, Jr.